EXHIBIT 10.15







                             JOINT VENTURE AGREEMENT


                                      AMONG


                          GEORGIA-PACIFIC CORPORATION,


                             CHESAPEAKE CORPORATION,


                        WISCONSIN TISSUE MILLS INC., AND


                           GEORGIA-PACIFIC TISSUE, LLC


                           DATED AS OF OCTOBER 4, 1999



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                            TABLE OF CONTENTS



ARTICLE I ORGANIZATION OF THE COMPANY.......................................1

   1.1 FORMATION OF THE COMPANY.............................................1

ARTICLE II CONTRIBUTION OF THE BUSINESSES...................................2

   2.1 CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES....................2
   2.2 RETAINED G-P ASSETS AND LIABILITIES..................................3
   2.3 RETAINED WISCO ASSETS AND LIABILITIES................................3
   2.4 CLOSING OF TRANSACTION...............................................3
   2.5 POST-CLOSING ADJUSTMENT..............................................6
   2.6 TRANSFER TAXES AND RECORDING FEES....................................9
   2.7 REQUIRED CONSENTS....................................................9
   2.8 OWNERSHIP OF THE COMPANY; SPECIAL DISTRIBUTION......................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CSK PARTIES..................10

   3.1 ORGANIZATION AND QUALIFICATION......................................11
   3.2 CORPORATE AUTHORIZATION.............................................11
   3.3 CONSENTS AND APPROVALS..............................................11
   3.4 NON-CONTRAVENTION...................................................11
   3.5 BINDING EFFECT......................................................12
   3.6 FINANCIAL STATEMENTS: ABSENCE OF CERTAIN CHANGES....................12
   3.7 LITIGATION AND CLAIMS...............................................13
   3.8 TAXES...............................................................13
   3.9 EMPLOYEES, PENSION AND OTHER BENEFIT PLANS..........................14
   3.10 COMPLIANCE WITH LAWS...............................................17
   3.11 ENVIRONMENTAL MATTERS..............................................17
   3.12 INTELLECTUAL PROPERTY..............................................18
   3.13 LABOR MATTERS......................................................19
   3.14 CONTRACTS..........................................................20
   3.15 REAL ESTATE LEASES.................................................21
   3.16 ENTIRE BUSINESS; TITLE TO PROPERTY.................................21
   3.17 FINDER'S FEES......................................................22
   3.18 INSURANCE..........................................................22
   3.19 NO UNDISCLOSED LIABILITIES.........................................22
   3.20 NO MATERIAL ADVERSE CHANGE.........................................23
   3.21 INDEBTEDNESS FOR BORROWED MONEY....................................24
   3.22 KNOWLEDGE AS OF CLOSING DATE.......................................24
   3.23 NO OTHER REPRESENTATIONS OR WARRANTIES.............................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF G-P...........................25

   4.1 ORGANIZATION AND QUALIFICATION......................................25
   4.2 CORPORATE AUTHORIZATION.............................................25
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   4.3 CONSENTS AND APPROVALS..............................................25
   4.4 NON-CONTRAVENTION...................................................25
   4.5 BINDING EFFECT......................................................26
   4.6 FINANCIAL STATEMENTS: ABSENCE OF CERTAIN CHANGES....................26
   4.7 LITIGATION AND CLAIMS...............................................27
   4.8 TAXES...............................................................27
   4.9 EMPLOYEES, PENSION AND OTHER BENEFIT PLANS..........................28
   4.10 COMPLIANCE WITH LAWS...............................................30
   4.11 ENVIRONMENTAL MATTERS..............................................30
   4.12 INTELLECTUAL PROPERTY..............................................31
   4.13 LABOR MATTERS......................................................31
   4.14 CONTRACTS..........................................................32
   4.15 REAL ESTATE LEASES.................................................33
   4.16 ENTIRE BUSINESS; TITLE TO PROPERTY.................................33
   4.17 FINDER'S FEES......................................................33
   4.18 INSURANCE..........................................................33
   4.19 NO UNDISCLOSED LIABILITIES.........................................34
   4.20 NO MATERIAL ADVERSE CHANGE.........................................34
   4.21 INDEBTEDNESS FOR BORROWED MONEY....................................36
   4.22 KNOWLEDGE AS OF CLOSING DATE.......................................36
   4.23 ORGANIZATION OF COMPANY............................................36
   4.24 AUTHORIZATION OF COMPANY...........................................36
   4.25 ACTIVITIES OF COMPANY..............................................36
   4.26 NO OTHER REPRESENTATIONS OR WARRANTIES.............................36

ARTICLE V COVENANTS........................................................36

   5.1 COVENANTS REGARDING EMPLOYEES.......................................36
   5.2 COMPLIANCE WITH WARN AND SIMILAR LAWS...............................37
   5.3 FURTHER ASSURANCES..................................................37
   5.4 USE OF G-P INTELLECTUAL PROPERTY AND CSK MARKS......................37
   5.5 CERTAIN MATTERS RELATED TO RETAINED AND ASSUMED LIABILITIES.........37
   5.6 INTERCOMPANY AGREEMENTS.............................................37
   5.7 RECORDS AND RETENTION AND ACCESS....................................38
   5.8 INSURANCE...........................................................38
   5.9 SPECIAL CSK RETAINED LIABILITY......................................39
   5.10 PREPARATION OF REGISTRATION STATEMENT..............................39
   5.11 USE OF WISCO NAME..................................................39
   5.12 PRORATION OF CERTAIN CHARGES.......................................39

ARTICLE VI CONDITIONS TO CLOSING...........................................40

   [Intentionally Deleted].................................................40

ARTICLE VII SURVIVAL; INDEMNIFICATION......................................40

   7.1 SURVIVAL............................................................40
   7.2 INDEMNIFICATION BY G-P..............................................40
   7.3 INDEMNIFICATION BY CSK..............................................41
   7.4 INDEMNIFICATION BY THE COMPANY......................................42
   7.5 INDEMNIFICATION PROCEDURES..........................................42
   7.6 ACKNOWLEDGMENT REGARDING ENVIRONMENTAL LIABILITIES..................44
   7.7 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS........................44
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ARTICLE VIII TAX COVENANTS.................................................45

   8.1 LIABILITY FOR TAXES.................................................45
   8.2 PREPARATION OF TAX RETURNS..........................................46
   8.3 AMENDED TAX RETURNS.................................................48
   8.4 CARRY BACKS AND CARRY FORWARDS......................................48
   8.5 ADDITIONAL TAX MATTERS..............................................49
   8.6 TAX CONTROVERSIES; COOPERATION......................................50

ARTICLE IX TERMINATION.....................................................51

   [Intentionally Deleted].................................................51

ARTICLE X MISCELLANEOUS....................................................51

   10.1 NOTICES............................................................51
   10.2 AMENDMENT; WAIVER..................................................52
   10.3 ASSIGNMENT.........................................................52
   10.4 ENTIRE AGREEMENT...................................................52
   10.5 FULFILLMENT OF OBLIGATIONS.........................................52
   10.6 PARTIES IN INTEREST................................................52
   10.7 PUBLIC DISCLOSURE..................................................53
   10.8 EXPENSES...........................................................53
   10.9 SCHEDULES..........................................................53
   10.10 BULK TRANSFER LAWS................................................53
   10.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.....53
   10.12 COUNTERPARTS......................................................53
   10.13 HEADINGS..........................................................53
   10.14 SEVERABILITY......................................................54
   10.15 INJUNCTIVE RELIEF.................................................54

ARTICLE XI DEFINITIONS AND TERMS...........................................54

   11.1 SPECIFIC DEFINITIONS...............................................54
   11.2 OTHER TERMS........................................................70
   11.3 OTHER DEFINITIONAL PROVISIONS......................................70

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                             JOINT VENTURE AGREEMENT


         This JOINT VENTURE AGREEMENT (the "Agreement") dated as of October 4, 1999, among Chesapeake Corporation, a Virginia corporation ("CSK"), Wisconsin Tissue Mills Inc., a Delaware corporation and a wholly owned subsidiary of CSK ("WISCO"), Georgia-Pacific Corporation, a Georgia corporation ("G-P"), and Georgia-Pacific Tissue, LLC, a Delaware limited liability company (the "Company").

                             PRELIMINARY STATEMENTS

         WHEREAS, G-P is engaged, in part, in the business of producing, selling, licensing and manufacturing tissue products for the "away from home" markets and certain related products (the "Commercial Tissue Business");

         WHEREAS, G-P has determined that it will contribute certain assets and liabilities of its Commercial Tissue Business to the Company;

         WHEREAS, WISCO is engaged in the Commercial Tissue Business through WISCO and its Contributed Subsidiaries (the "WISCO Business"); and

         WHEREAS, G-P and CSK have determined that it is in the best interests of their respective shareholders to engage in the Commercial Tissue Business through a joint venture.

         NOW, THEREFORE, G-P, the CSK Parties and the Company agree as follows:


                                    ARTICLE I
                           ORGANIZATION OF THE COMPANY

1.1 FORMATION OF THE COMPANY. G-P has caused each of the following to occur:


         (a) ORGANIZATION OF THE COMPANY. The Company is organized as a limited liability company under the laws of the State of Delaware.

         (b) ORGANIZATIONAL DOCUMENTS. The Company's Certificate of Formation was filed with the Secretary of State of Delaware, a copy of which is set forth as Exhibit 1.1A hereto.


                                   ARTICLE II
                         CONTRIBUTION OF THE BUSINESSES


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2.1      CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth herein and in the Ancillary Agreements, at the Closing the parties shall take the following actions, which shall be deemed to take place simultaneously with the execution of this Agreement as part of the Closing:

         (a) WISCO CONTRIBUTION; ASSUMPTION OF LIABILITIES. (i) WISCO shall contribute, convey, transfer, assign and deliver to the Company, and the Company shall accept and acquire from WISCO, all right, title and interest of the CSK Parties in and to the WISCO Contributed Assets, free and clear of all Encumbrances (other than Permitted Encumbrances); and (ii) WISCO shall assign to the Company and the Company shall assume and agree to pay, honor, discharge and perform the WISCO Assumed Liabilities. The parties agree that the WISCO Assumed Liabilities are intended to be, and the parties shall treat them as, "qualified liabilities" under Section 1.707-5(a)(6) of the Treasury Regulations unless different treatment is required under applicable law.

         (b) BORROWING BY THE COMPANY; SPECIAL DISTRIBUTION. The Company will incur the Company Debt in such amounts and on such terms as set forth on Exhibit 2.8A and will use the net proceeds of the Company Debt solely (after deducting borrowing expenses consisting of legal fees, accounting fees, printing fees, filing fees and underwriting fees, not to exceed $8 million, including refinancings and replacements thereof) to fund the Special Distribution to WISCO in the amount of $755,200,000 which shall be declared and paid to WISCO immediately after the contribution of the WISCO Contributed Assets in accordance with Section 2.8 hereof. The parties agree that Company Debt (other than amounts borrowed and used to pay expenses incurred in connection with the related borrowing expenses) is allocable to, and shall be allocated to, WISCO under Sections 1.752-2 and 1.707-5(b) of the Treasury Regulations.

         (c) G-P CONTRIBUTION; ASSUMPTION OF LIABILITIES. (i) G-P shall contribute, convey, transfer, assign and deliver to the Company, and the Company shall accept and acquire from G-P, all right, title and interest of G-P in and to the G-P Contributed Assets, free and clear of all Encumbrances (other than Permitted Encumbrances); and (ii) G-P shall assign to the Company and the Company shall assume and agree to pay, honor, discharge and perform the G-P Assumed Liabilities. The parties agree that the G-P Assumed Liabilities are intended to be, and the parties shall treat them as, "qualified liabilities" under
                  Section 1.707-5(a)(6) of the Treasury Regulations unless different treatment is required under applicable law.

         (d) ISSUANCE OF UNITS. The Company will issue to WISCO and G-P the number of Units, evidencing their respective equity interests in the Company, in accordance with Section 2.8(b) hereof.

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         (e)      OPERATING AGREEMENT. G-P and WISCO shall enter into an
                  Operating Agreement, substantially in the form of Exhibit 2.1E hereto, the terms of which shall govern the management and operations of the Company.


2.2 RETAINED G-P ASSETS AND LIABILITIES. Notwithstanding anything herein to the contrary, (i) from and after the Closing each of G-P and its Affiliates shall retain all of its direct or indirect right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to the Company hereunder, the G-P Retained Assets and the G-P Retained Liabilities, and (ii) the G-P Retained Liabilities shall not be assumed by the Company hereunder.

2.3 RETAINED WISCO ASSETS AND LIABILITIES. Notwithstanding anything herein to the contrary, (i) from and after the Closing each of the CSK Parties and their Affiliates shall retain all of its direct or indirect right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to the Company hereunder, the WISCO Retained Assets and the WISCO Retained Liabilities, and (ii) the WISCO Retained Liabilities shall not be assumed by the Company hereunder.

2.4 CLOSING OF TRANSACTION. The Closing of the transactions contemplated by this Agreement shall take place at the offices of G-P at 10:00 a.m. (Atlanta time), on October 4, 1999, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date." The Closing shall be deemed effective at 12:01 a.m. (Atlanta time), on October 3, 1999 (the "Effective Time"). To effect the steps set forth in Section 2.1 hereof, the parties shall execute and deliver to each other and to third parties, as appropriate, all documents reasonably necessary to effect the Closing. Without limiting the generality of the foregoing,


         (a) CSK PARTIES' DELIVERIES. The appropriate CSK Parties shall execute and deliver:

                  (i) to the Company, limited warranty deeds, in form and substance reasonably acceptable to G-P, transferring all WISCO Owned Real Property to the Company;

                  (ii) to the Company, assignments, or where necessary subleases, in form and substance reasonably acceptable to G-P, assigning or subleasing to the Company all WISCO Real Property Leases;

                  (iii) to the Company, assignments, in form and substance reasonably acceptable to G-P, assigning to the Company all WISCO Intellectual Property;

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                  (iv)     to the Company, bills of sale, certificates of title,
                           assignments, and all other instruments of transfer, in form and substance reasonably acceptable to G-P, transferring to the Company all WISCO Contributed Assets other than the WISCO Real Property or the WISCO Intellectual Property which are being transferred to the Company pursuant to the conveyance documents described in clauses (i) - (iii) above;

                  (v) to the Company, such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to G-P, as may be necessary to effect assignment of the WISCO Assumed Liabilities to the Company;

                  (vi) to the Company or G-P, as appropriate, a duly executed copy of each of the Ancillary Agreements to which any CSK Party is a party;

                  (vii) to G-P and the Company, the opinion of Hunton & Williams, counsel to the CSK Parties, substantially in the form of Exhibit 2.4A(vii) hereto;

                  (viii) to the Company, evidence reasonably satisfactory to G-P that all Encumbrances other than Permitted Encumbrances on any of the WISCO Contributed Assets have been released;

                  (ix) to the Company, stock certificates or other evidence of ownership of each of the Contributed Subsidiaries, in each case duly endorsed for transfer to the Company;

                  (x) to G-P and the Company from WISCO, a duly executed Operating Agreement;

                  (xi)     to G-P, the WISCO Debt Indemnity;

                  (xii) to G-P, current title reports for all WISCO owned Real Property;

                  (xiii) to G-P, evidence that all officers (other than officers of WMex) and directors of the WISCO Contributed Subsidiaries have resigned, effective as of the Closing, except as G-P shall otherwise request; and

                  (xiv) to G-P and/or the Company, as appropriate, such other instruments or documents, in form and substance reasonably acceptable to G-P, as may be necessary to effect the Closing and the contribution of the WISCO Contributed Assets in accordance with this Agreement.

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             (b)           G-P DELIVERIES.  G-P shall execute and deliver:

                           (i) to the Company, limited warranty deeds, in form and substance reasonably acceptable to WISCO, transferring all G-P Owned Real Property to the Company;

                           (ii) to the Company, assignments, or where necessary subleases, in form and substance reasonably acceptable to WISCO, assigning or subleasing to the Company all G-P Real Property Leases;

                           (iii) to the Company, a royalty free license, substantially in the form set forth in
                                    Schedule 5.4, licensing to the Company the G-P Intellectual Property;

                           (iv) to the Company, bills of sale, certificates of title, assignments, and all other instruments of transfer, in form and substance reasonably acceptable to WISCO, transferring to the Company all G-P Contributed Assets other than the G-P Real Property or the G-P Intellectual Property which are being transferred or licensed to the Company pursuant to the conveyance documents described in clauses (i) - (iii) above;

                           (v)      to the Company, such instruments of
                                    assumption and other instruments or
                                    documents, in form and substance reasonably acceptable to WISCO, as may be necessary to effect assignment of the G-P Assumed Liabilities to the Company;

                           (vi) to the Company or WISCO, as appropriate, a duly executed copy of each of the Ancillary Agreements, including the G-P Guarantee, to which G-P is a party;

                           (vii) to the Company, WISCO and CSK, a copy of the opinion of the General Counsel of G-P, substantially in the form of Exhibit 2.4B(vii) hereto;

                           (viii)   to the Company, evidence reasonably
                                    satisfactory to WISCO that all Encumbrances other than Permitted Encumbrances on any of the G-P Contributed Assets have been released;

                           (ix) to WISCO and the Company, a duly executed Operating Agreement;

                           (x) to WISCO, current title reports for all G-P owned Real Property; and

                           (xi) to WISCO and/or the Company, as appropriate, such other

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                                    instruments or documents, in form and
                                    substance reasonably acceptable to WISCO, as may be necessary to effect the Closing and the contribution of the G-P Contributed Assets in accordance with this Agreement.

                  (c) DELIVERIES BY THE COMPANY. The Company shall execute and deliver:

                           (i) to the CSK Parties and G-P, such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to WISCO and G-P, as may be necessary to effect the Company's assumption of the Assumed Liabilities;

                           (ii) to G-P or the CSK Parties, as appropriate, a duly executed copy of each of the Ancillary Agreements to which the Company is a party;

                           (iii) to G-P, certificates representing the number of Units issuable to G-P as determined in accordance with Section 2.8 hereof;

                           (iv) to WISCO, certificates representing the number of Units issuable to WISCO as determined in accordance with Section 2.8 hereof;

                           (v)      to WISCO, the Special Distribution; and

                           (vi) to G-P and WISCO, as appropriate, such other instruments or documents, in form and substance reasonably acceptable to WISCO and G-P, as may be necessary to effect the Closing.


2.5      POST-CLOSING ADJUSTMENT

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         (a)      Within 90 days following the Closing, the Company shall
                  prepare, or cause to be prepared, and deliver to G-P and WISCO a statement (the "Closing Working Capital Statement") which shall set forth the Working Capital of each of the G-P Business and the WISCO Business as of the Determination Date (the "Closing Working Capital"). The amounts so computed shall be used to determine the final amount of the Working Capital of each of the Businesses (the "Post-Closing Adjustment"). The Closing Working Capital Statement shall be prepared in accordance with GAAP using the same principles, practices and procedures that were used in preparing the WISCO Financial Statements and the G-P Financial Statements.

         (b) G-P, WISCO and their respective accountants and the Company's accountants shall have 30 days after the delivery of the Closing Working Capital Statement to review the Closing Working Capital Statement. In the event that G-P or WISCO determines that the Closing Working Capital for either party, as derived from the Closing Working Capital Statement, has not been determined on the basis set forth in Section 2.5(a), G-P or WISCO shall inform the other in writing (the "Objection"), setting forth a specific description of the basis of the Objection and the adjustments to the Closing Working Capital which either G-P or WISCO believes should be made, which Objection must be delivered to the other party on or before the last day of such 30-day period. The party receiving an Objection shall then have 30 days to review and respond to the Objection. The parties shall attempt in good faith to reach an agreement with respect to any matters in dispute. If the parties are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 45 days following the delivery of an Objection, they shall refer their remaining differences to Ernst & Young LLP or such other firm mutually agreed to by the parties (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine in accordance with this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Working Capital as derived from the Closing Working Capital Statement requires adjustment. The parties shall direct the CPA Firm to use its best efforts to render its determination within 30 days after such submission. The CPA Firm's determination shall be conclusive and binding upon G-P, WISCO and the Company. The fees and disbursements of the CPA Firm shall be paid one-half by G-P and one-half by WISCO. G-P, the Company and WISCO shall make readily available to the CPA Firm all relevant Books and Records and any work papers (including those of the parties' respective accountants) Relating to the Closing Working Capital Statement and all other items reasonably requested by the CPA Firm. The "Final Working Capital Statement" shall be deemed to be (i) the Closing Working Capital Statement in the event that no Objection is delivered by G-P or WISCO during the 30-day period specified above, or (ii) if an objection is


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                  delivered by G-P or WISCO, the Closing Working Capital
                  Statement, as adjusted by either (A) the agreement of the parties or (B) the CPA Firm.

         (c) G-P and WISCO shall have the opportunity to participate in the preparation of the Closing Working Capital Statement by (i) observing the physical inventory taken in connection therewith (which may begin prior to the Closing Date), (ii) attending any audit planning meetings in connection therewith, (iii) meeting with and discussing procedures with the Company and its accountants, and (iv) otherwise having full access to all information used by the Company in preparing the Closing Working Capital Statement, including the Books and Records and the work papers of its accountants (subject to execution of any necessary waivers or indemnifications required by the Company's accountants).

         (d) In reviewing any Objection, G-P and WISCO and their respective accountants shall have full access to all information used by the other party in preparing such Objection, including the work papers of the other party's and the Company's accountants (subject to the reviewing party executing any necessary waivers or indemnifications required by the objecting party's accountants).

         (e) If the Closing Working Capital of either Business as reflected on the Final Working Capital Statement is less than $32,515,000 with respect to the G-P Business or $73,218,000 with respect to the WISCO Business (the "Target Working Capital"), then within 10 Business Days following issuance of the Final Working Capital Statement, any party whose Closing Working Capital is below its Target Working Capital shall (as an additional contribution to the Company) make a payment in immediately available funds to the Company equal to the difference between such Business' Target Working Capital, plus interest at the prime rate (as set forth in the "Money Rates" section of The Wall Street Journal) on such amount from the Closing Date through the date of payment. If the Closing Working Capital of either Business as reflected on the Final Working Capital Statement is greater than the Target Working Capital of such Business, then within 10 Business Days following issuance of the Final Working Capital Statement, the Company shall refund such excess by (i) making a payment to any party whose Closing Working Capital exceeded its Target Working Capital, in immediately available funds, equal to such excess to the extent of the sum of the amount of cash theretofor contributed to the Company by such party plus the amount of accounts receivable contributed by such party to and collected by the Company, and (ii) if the excess is greater than the amount described in (i), the remainder of the excess shall be refunded by the Company's reassignment to such party of accounts receivable (theretofor contributed by such party) in an aggregate amount equal to such remainder. In addition, the Company shall pay such party interest at the prime rate (as

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                  set forth in the "Money Rates" section of The Wall Street
                  Journal) on such excess from the Closing Date through the date of payment.

         (f) In preparing the Closing Working Capital Statement, (i) liabilities of the Company Related to this transaction shall not be treated as liabilities, and (ii) no liabilities or reserves shall be established for matters for which G-P, CSK or the Company is (or but for the Cap or the Deductible would be) entitled to indemnification hereunder.

         (g) Any payments made to or from the Company pursuant to Section 2.5(e) shall not result in any change in the value of either party's Business as set forth in Section 2.8 hereof or either party's Capital Account or Percentage Interest (as both terms are defined in the Operating Agreement).


2.6 TRANSFER TAXES AND RECORDING FEES. Each party shall be responsible for any and all Taxes or fees imposed or incurred by reason of the transfer of its Contributed Assets and Assumed Liabilities hereunder and/or the filing or recording of any instruments necessary to effect the transfer of its Contributed Assets and Assumed Liabilities hereunder, regardless of when such Taxes or fees are levied or imposed, including sales, use, value-added, excise, real estate transfer, lease assignment, stamp, documentary and similar Taxes and fees (the "Transfer Cost"). To the extent under applicable law the transferee is responsible for filing Tax Returns in respect of Transfer Costs, the Company shall prepare all such Tax Returns. The parties shall provide such certificates and other information and otherwise cooperate to the extent reasonably required to minimize Transfer Costs.

2.7 REQUIRED CONSENTS. Each of G-P and the CSK Parties shall use commercially reasonable efforts to obtain, at its sole expense, each Consent Related to its own Business listed on Schedule 3.3(a) for the CSK Parties and Schedule 4.3(a) for G-P (other than those Consents marked with an asterisk on either such Schedule), and any other material Consent not listed on Schedule 3.3 or Schedule 4.3, if any, if such Consent is required to operate such Business after Closing as such Business has been operated over the 12-month period immediately prior to Closing. If a party has not obtained a Consent (other than a Required Consent), the Closing of the transactions contemplated by this Agreement shall not constitute a transfer, or any attempted transfer, of any Contract or asset, the transfer of which requires such Consent. Rather, following the Closing, such party shall use commercially reasonable efforts at its sole expense, and the other party (or parties) and the Company shall cooperate in such efforts, to obtain promptly such Consent or to enter into reasonable and lawful arrangements (including subleasing or subcontracting if permitted) reasonably acceptable to the other party to provide to the Company the full economic (taking into account Tax Costs and benefits) and operational benefits and liabilities and for substantially similar time periods, as the Company would have had if such Consent had been obtained as of Closing. Once such Consent for the transfer of a Contributed

         Asset not transferred at the Closing is obtained, the party receiving such Consent shall promptly transfer, or cause to be transferred, such Contributed Asset to the Company for no additional consideration and without changing any party's Capital Account or Percentage Interest (as both terms are defined in the Operating Agreement).

2.8      OWNERSHIP OF THE COMPANY; SPECIAL DISTRIBUTION.

         (a) The value of contributions of each of G-P and WISCO has been determined by multiplying 7.38 by the actual 1998 EBITDA for the G-P Business and the WISCO Business respectively. The value of the WISCO Business for purposes of this Agreement shall be $775,000,000 and the value of the G-P Business for purposes of this Agreement shall be $376,400,000.

         (b) Simultaneously with the Closing, the Company shall incur debt in an amount sufficient to fund a special distribution to WISCO (the "Company Debt") that will result in a reduction in WISCO's Percentage Interest (as defined in the Operating Agreement) in the Company to a 5% equity interest in the Company (the "Special Distribution") immediately after payment of the Special Distribution. The Company Debt shall be in such amount and on such terms as is set forth on Exhibit 2.8A. G-P shall provide to the Company's lenders a full and unconditional guaranty of payment of the Company Debt substantially in the form of Exhibit 2.8B hereto (the "G-P Guarantee"). WISCO shall provide to G-P an indemnity substantially in the form of Exhibit 2.8C hereto (the "WISCO Debt Indemnity") indemnifying G-P against certain amounts which may be incurred or paid by, or assessed against, G-P under the G-P Guarantee.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF CSK PARTIES

         The CSK Parties represent and warrant to G-P and the Company as follows:

3.1      ORGANIZATION AND QUALIFICATION.

         (a) Each of the CSK Parties is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its state of organization as set forth on
                  Schedule 3.1. The CSK Parties collectively have all requisite corporate or limited liability company power and authority to own and operate the WISCO Contributed Assets and to carry on the WISCO Business as currently conducted.

         (b) Each of the CSK Parties is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in the jurisdictions listed on Schedule 3.1, which are the only jurisdictions where the ownership or operation of the WISCO Contributed Assets or the conduct of the WISCO Business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.


3.2 CORPORATE AUTHORIZATION. Each of the CSK Parties has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under any agreement or contract contemplated hereby, including the Ancillary Agreements. The execution, delivery and performance by the CSK Parties of this Agreement and any agreement or contract contemplated hereby has been duly and validly authorized by all necessary corporate action and no additional corporate authorization is required in connection with the execution, delivery and performance by each of the CSK Parties of this Agreement and any agreement or contract contemplated hereby.

3.3      CONSENTS AND APPROVALS. Except as specifically set forth in Schedule
         3.3 or as required by the HSR Act, no Consent is required to be obtained by the CSK Parties from, and no notice or filing is required to be given by the CSK Parties to, or made by the CSK Parties with, any Governmental Authority or other Person or under any Contract listed, or required to be listed, on Schedule 3.14 in connection with the execution, delivery and performance by the CSK Parties of this Agreement, each of the Ancillary Agreements, any other agreement or contract contemplated hereby and the contribution of the WISCO Contributed Assets, except where the failure to obtain any such Consent or Consents, give any such notice or notices or make any such filing or filings would not have a Material Adverse Effect.

3.4 NON-CONTRAVENTION. Except as set forth on Schedule 3.3, the execution, delivery and performance by the CSK Parties of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the certificate of incorporation or bylaws of any of the CSK Parties or any Contributed Subsidiary; (ii) subject to obtaining the Consents referred to in Section 3.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of any of the CSK Parties or any Contributed Subsidiary under, or to a loss of any benefit to which any of the CSK Parties or any Contributed Subsidiary is entitled under, any Contract or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the WISCO Contributed Assets; or
         (iii) assuming compliance with the matters set forth in Section 3.3, violate, or result in a breach of or constitute a default under any Law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Authority to which any of the CSK Parties or any Contributed Subsidiary is subject, including any Governmental Authorization, except in each case, such matter or matters that would not have a Material Adverse Effect.

3.5 BINDING EFFECT. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, a valid and legally binding obligation of each of the CSK Parties that is a party thereto, enforceable with respect to such party in accordance with its terms, except as the enforceability thereof may be limited or otherwise effected by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability Relating to, or affecting, creditors rights and to general equity principles.

3.6      FINANCIAL STATEMENTS: ABSENCE OF CERTAIN CHANGES.


         (a) Attached as Schedule 3.6(a) are the following financial statements of the WISCO Business: Unaudited Balance Sheet, Statement of Income and Statement of Cash Flows, as of and for
                  (i) the years ended December 31, 1997 and 1998 (the "WISCO Annual Financial Statements"); and (ii) the period ended April 30, 1999 (the "WISCO April Financial Statements"). (Collectively the financial statements described in this Section 3.6(a) shall be referred to as the "WISCO Financial Statements.")

         (b) Exhibit 3.6(b) sets forth the line items and a definition for each such line item contained in each of the WISCO Financial Statements.

         (c) The WISCO Financial Statements are true and correct in all material respects, present fairly the combined financial position and results of operation, divisional equity and cash flows of the WISCO Business as of the dates and for the periods presented, and were prepared in accordance with GAAP applied on a basis consistent with past practice of the WISCO Business. The WISCO Financial Statements reflect the underlying Books and Records of the WISCO Business, which are complete and accurate in all material respects. Except as described on Schedule 3.6(c), consistent accounting policies and accrual methods were used in all periods presented. All non-recurring or unusual income or expense items over $500,000, as reflected in the 1998 Statement of Income of WISCO, have been disclosed in footnotes to the WISCO Financial Statements.

         (d) Except as described in the notes to the WISCO Financial Statements, all accounts receivable reflected on the WISCO Financial Statements are bona fide receivables, accounted for in accordance with GAAP (including, without limitation, appropriate reserves), and represent amounts due with respect to actual transactions in the operation of the WISCO Business; it being understood that this representation shall not be deemed to constitute a warranty or guaranty that all such accounts receivable shall be collected.

3.7      LITIGATION AND CLAIMS. Except as disclosed on Schedule 3.7:

         (a) There is no action (whether civil, criminal or administrative), suit, demand, claim, dispute, hearing, proceeding (including condemnation or other proceeding in eminent domain) or investigation pending or, to the Knowledge of any of the CSK Parties, threatened, Related to the WISCO Business or any of the WISCO Contributed Assets or included in the WISCO Assumed Liabilities, that individually or in the aggregate is reasonably expected to have a Material Adverse Effect.

         (b) None of the WISCO Contributed Assets is subject to any order, writ, judgment, award, injunction, or decree of or settlement enforceable in any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators.

3.8      TAXES. Except as disclosed on Schedule 3.8:

         (a) The CSK Parties have duly and timely filed (or have caused to be duly and timely filed), taking into account any valid extension of the time for filing, each Tax Return required to be filed with any Tax Authority which includes or is based upon the WISCO Contributed Assets, or the operations, ownership or activities of the WISCO Business, and all Taxes due and payable (whether or not shown on or required to be shown on a Tax Return) have been paid prior to their due dates; provided, however, that the representations and warranties set forth in this paragraph are made only to the extent that (i) such Taxes are or may become Encumbrances on the WISCO Contributed Assets, or (ii) the Company is or may be liable in the capacity of transferee of the Contributed Assets.

         (b) The CSK Parties have duly and timely filed (or have caused to be duly and timely filed), taking into account any valid extension of the time for filing, each Tax Return which includes or is based upon the assets, operations, ownership or activities of any of the WISCO Contributed Subsidiaries, and all Taxes due and payable (whether or not shown on or required to be shown on a Tax Return) have been paid prior to their due dates.

         (c) None of the WISCO Contributed Assets, including the assets of the WISCO Contributed Subsidiaries (i) is subject to any lien (other than a Permitted Encumbrance) arising in connection with any failure or alleged failure to pay any Taxes, (ii) secures any debt the interest on which is tax-exempt under
                  Section 103(a) of the Code, (iii) is required to be or is being depreciated under the alternative depreciation system under Section 168(g)(2) of the Code, (iv) is "limited use property" with the meaning of Revenue Procedure 76-30, or (v) will be treated as owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Code.

         (d) The CSK Parties (with respect to the WISCO Business) or the WISCO Contributed Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, shareholder or other party.

         (e) There are no pending, proposed or, to the knowledge of WISCO, threatened audits, assessments or claims from any Tax Authority for deficiencies, penalties or interest against any of the CSK Parties (with respect to the WISCO Contributed Assets or the WISCO Business), any of the WISCO Contributed Subsidiaries or any of their assets, operations or activities; provided, however, that the representations and warranties set forth in this paragraph are made only to the extent that (i) such Taxes are or may become Encumbrances on the WISCO Contributed Assets, or (ii) the Company is or may be liable in the capacity of transferee of the Contributed Assets.

         (f) No CSK Party nor any WISCO Contributed Subsidiary owns, directly or indirectly, and none of the WISCO Contributed Assets consists of, any interest in any entity classified as a partnership for United States federal income Tax purposes.

         (g) With respect to the WISCO Business, other than WMex, the CSK Parties do not have and have not had a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and such foreign country.

3.9      EMPLOYEES, PENSION AND OTHER BENEFIT PLANS.


         (a) Schedule 3.9(a) lists all the Employees who, as of August 31, 1999, were employed by WISCO or the WISCO Contributed Subsidiaries with respect to the WISCO Business, together with their respective positions, years of employment, and rates of remuneration, as of August 31, 1999.

         (b) Except as disclosed on Schedule 3.9(b), no CSK Party is a party to nor does it sponsor, maintain, or contribute to any Employee Plans that provide benefits to Employees or Retired Employees of the WISCO Business.

         (c) WISCO has delivered to G-P true, complete and up-to-date copies of all documents embodying the CSK Plans including, without limitation, all amendments thereto, all funding agreements thereunder (including, but not limited to, trust agreements), all summaries of such CSK Plans provided to Employees, Retired Employees, directors, officers, shareholders or their dependents with respect to the WISCO Business, and all material communications received from or sent to regulatory authorities within the prior two (2) plan years with respect to each such CSK Plan as well as the most recent valuation for each defined contribution retirement plan maintained by any of the CSK Parties and the most recent actuarial valuation for each of the CSK Plans for which such valuations are required. The applicable CSK Party has delivered to G-P a complete written description of all unwritten CSK Plans, and will deliver such other documentation with respect to any CSK Plan as is reasonably requested by G-P.

         (d) Except as disclosed on Schedule 3.9(d), no promise or commitment has been made by any CSK Party (i) to amend any of the CSK Plans or to provide increased benefits thereunder to any Employees, Retired Employees, directors, officers, shareholders of the WISCO Business or the WISCO Contributed Subsidiaries, or their dependents, except pursuant to the requirements, if any, of the CSK Plans or any collective bargaining agreement, or (ii) to establish any new Employee Plan. Except as disclosed on Schedule 3.9(d), no amendment to any CSK Plan has been adopted by any CSK Party since June 30, 1999. Except as disclosed on Schedule 3.9(d), one or more of the CSK Parties has the right pursuant to the terms of each CSK Plan and all agreements Related to such plan unilaterally to terminate such plan (or its participation in such plan) or to amend the terms of such plan at any time except as provided under a collective bargaining agreement. Except as disclosed on Schedule 3.6(a) or Schedule 3.9(d) or as set forth in the Human Resources Agreement, the transactions contemplated by this Agreement will not result in any additional payments to, or increase the vested interest of, any Employee, Retired Employee, director, officer, shareholder, or their dependents under any CSK Plan; and the transactions contemplated by this Agreement will not result in any payment to any Employee or Retired Employee, director, officer, or shareholder of any CSK Party which will be subject to Section 280G of the Code.

         (e) Each CSK Plan has been established, maintained, and administered in substantial compliance with its terms and all related documents or agreements and in substantial compliance with applicable provisions of ERISA, the Code, and other applicable Laws.

         (f) Except as disclosed on Schedule 3.9(f), all required employer contributions, premium payments and employee contributions under the CSK Plans have been made and remitted to the funding agents or accrued or booked thereunder within the time prescribed by any such CSK Plan and the Laws. All insurance premiums required with respect to any CSK Plan, including any premiums payable to the Pension Benefit Guarantee Corporation, have been paid, made, accrued or booked within the time prescribed by any such CSK Plan and the applicable Law. All benefits, expenses and other amounts due and payable to or under any CSK Plan, and all contributions, transfers or payments required to be made to any CSK Plan, have been paid, made, accrued or booked within the time prescribed by any such CSK Plan and the Laws. Except as disclosed on Schedule 3.9(f), all of the assets which have been set aside in a trust or account (other than an account which is part of a CSK Party's general assets) to satisfy any obligation under any CSK Plan are shown on the books and records of each such trust and each such account at their fair market value, such current fair market value as of the last valuation date is equal to or exceeds the present value of any obligation under the CSK Plan, and the liabilities for all other obligations under any CSK Plan are accurately set forth in the WISCO Financial Statements.

         (g) Except as disclosed on Schedule 3.9(g), there is no pending or, to the Knowledge of the CSK Parties, threatened claim with respect to a CSK Plan (other than routine and reasonable claims for benefits made in the ordinary course of the WISCO Business) or with respect to the terms and conditions of employment or termination of employment by any Employee, or Retired Employee, and no audit or investigation by any governmental or other law enforcement agency is pending or has been proposed with respect to any CSK Plan.

         (h) Except as disclosed on Schedule 3.9(h), no CSK Plan is subject to Title IV of ERISA. Neither any of the CSK Parties nor any Related Person has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the Knowledge of the CSK Parties, no event or condition has occurred or exists which could result in any material liability to a CSK Party, such Related Person or the Company or G-P under or pursuant to Title I or IV of ERISA or such penalty, excise tax or joint and several liability provisions of the Code. No CSK Plan has incurred an "accumulated funding deficiency" within the meaning of such sections of the Code and ERISA, whether or not waived; and no such CSK

                  Plan has been terminated. Except as disclosed on Schedule 3.9(h), none of the CSK Parties contribute to, nor do they have any obligation to contribute to, a multiemployer plan as defined in Section 4001(a)(3) of ERISA with regard to the Employees or Retired Employees.

         (i)      Each of the CSK Plans that is intended to be qualified under
                  Section 401(a) of the Code, and the trust, if any, forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification of its form under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of the CSK Parties, nothing has occurred since the date of such determination letter that adversely affects such qualification or tax-exempt status. Except as disclosed in Schedule 3.9(i), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or Tax Returns) have been duly filed or distributed on a timely basis, and copies thereof have been or will be furnished to G-P prior to the Closing.

3.10 COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.10, the WISCO Business is being conducted in compliance with all Laws applicable to the WISCO Business and, as of the Closing, the Company will have (subject to obtaining the Consents) all Governmental Authorizations necessary for the conduct of the WISCO Business as currently conducted, except for such non-compliance or the failure to obtain such Consent or Consents which would not have a Material Adverse Effect; it being understood that nothing in this representation is intended to address any compliance issue that is the subject of the representations and warranties set forth in Sections 3.7, 3.8, 3.9, 3.11, 3.12, or 3.13 hereof, and that the CSK Parties make no representations in this
         Section 3.10 as to the transferability or assignability of any such Governmental Authorizations. None of the CSK Parties has received written notice that any material Governmental Authorization may be suspended, revoked, modified or canceled.

3.11     ENVIRONMENTAL MATTERS.

         (a) Schedule 3.11(a) sets forth a list of all material Environmental Permits in connection with the WISCO Business.

         (b) Except as would not have a Material Adverse Effect, or as disclosed on Schedule 3.11(b):

                  (i) The Environmental Permits are all the permits, licenses, certificates and authorizations of, and registrations with, any of the Environmental Authorities pursuant to the Environmental Laws necessary to conduct the WISCO Business substantially as presently conducted. The Environmental Permits are in full force and effect and the CSK Parties are in compliance in all respects thereunder. The consummation of the transactions contemplated hereunder will not require any renewal, consent, amendment or other action in connection with any of the Environmental Permits. The CSK Parties are in compliance with the Environmental Laws applicable to the conduct of the WISCO Business.

                  (ii) There is no claim, suit, action or other proceeding, including appeals and applications for review, outstanding or pending against any CSK Party pursuant to any of the Environmental Laws Relating to the WISCO Business.

                  (iii) No CSK Party has any liability for any release, spill, leakage, pumping, emission, emptying, discharge, injection, escape, leaching, disposal or dumping of any Hazardous Substances on or from any of the WISCO Real Property, except in such manner or quantity as would not constitute a violation of any of the Environmental Laws or Environmental Permits.

                  (iv) The CSK Parties have maintained all records in respect of the WISCO Business required by the Environmental Laws and Environmental Permits in the manner and for the time periods so required.

                  (v) Since June 30, 1994, no CSK Party has received any notice of investigation or non-compliance or written order from any of the Environmental Authorities, including any notice of contamination or clean-up requirements, pursuant to any of the Environmental Laws with respect to the WISCO Business.


3.12     INTELLECTUAL PROPERTY

         (a) Schedule 3.12 sets forth a list and description (including the country of registration) of all issued or registered foreign and domestic Intellectual Property currently (or, to the Knowledge of the CSK Parties, within the last 12 months) used in the WISCO Business (other than "shrink wrap" consumer software licenses). No third party has rights in, or otherwise has the right to restrict use of, WISCO Intellectual Property owned by any CSK Party, and, to the Knowledge of the CSK Parties, no third party has rights in, or otherwise has the right to restrict the Company's use of, the WISCO Intellectual Property owned by any CSK Party as of and following the Closing.

         (b) To the Knowledge of the CSK Parties, no product, component, method, process, or material (including computer software) used, sold or manufactured by the WISCO Business infringes on, misappropriates, or otherwise violates a valid and enforceable intellectual property right of any other Person.

         (c) There are no demands, actions or proceedings pending or, to the Knowledge of the CSK Parties, threatened, against the CSK Parties Relating to the WISCO Business alleging infringement, misappropriation, or violation of any intellectual property right of any other Person, and, to the Knowledge of the CSK Parties, no Person is infringing, misappropriating, challenging or violating, the Intellectual Property owned by any CSK Party, except for challenges, infringements, misappropriation or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

         (d) All of the WISCO Intellectual Property will be transferred to the Company at Closing, except to the extent certain Intellectual Property used by the CSK Parties to provide services under the Transition Services Agreement is specifically excluded thereunder. The CSK Parties agree that Intellectual Property provided under the Transition Services Agreement will be provided to the Company on and after Closing on the same terms and conditions under which it was available to the WISCO Business prior to the Closing in accordance with the terms of the Transition Services Agreement.

         (e) Schedule 3.12(e) sets forth the CSK Parties' efforts at addressing the Year 2000 issue in the WISCO Business. The information set forth therein is accurate as of the date hereof, in all material respects. The CSK Parties have developed and begun implementing a Project Plan to remediate and/or replace Computer Systems that are used or relied upon in the WISCO Business but are not Year 2000 Ready. Such remediation and/or replacement is scheduled to be completed in 1999.

         3.13 LABOR MATTERS.  Except as disclosed on Schedule 3.13:

         (a) As of the date hereof, none of the CSK Parties is a party to any labor or collective bargaining agreement or similar agreement with respect to Employees of the WISCO Business, no such Employees are represented by any labor organization and, to the Knowledge of the CSK Parties, there are no organizing or de-certification activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving the WISCO Business;

         (b) As of the date hereof, there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges pending or, to the Knowledge of the CSK Parties, threatened against or involving the Employees of the WISCO Business;

         (c) Within the 90-day period immediately preceding the Effective Time, no Employee of the WISCO Business has been laid off or terminated for reasons other than a discharge for cause, voluntary resignation or retirement.

         (d) There are no complaints, charges, claims or grievances against the CSK Parties pending or, to the Knowledge of the CSK Parties, threatened to be brought or filed with any Governmental Authority, arbitrator or court based on or arising out of the employment by the CSK Parties of any Employee of the WISCO Business, except for those which, individually or in the aggregate, would not have a Material Adverse Effect;

         (e) The CSK Parties are in compliance with all Laws Relating to the employment of labor, including all such Laws Relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, immigration, workers' compensation, layoffs, and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to be in compliance would not have a Material Adverse Effect; and

         (f) The CSK Parties have given all notices required to be given prior to the Closing Date under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN"), or under any similar provision of any federal, state, regional, foreign, or local Law, rule, or regulation (referred to collectively with WARN as "WARN Obligations") Relating to any plant closing or mass layoff that occurred during the 90 days immediately preceding the Effective Time and pertaining to the WISCO Business.

         3.14 CONTRACTS. Schedule 3.14 sets forth a list, as of the date hereof, of each Contract that is Related to the WISCO Business other than (a) WISCO Leased Real Property, which are listed on Schedule 3.15, and collective bargaining agreements which are listed on Schedule 3.13, (b) purchase orders or similar agreements for the purchase or sale of goods or services in the ordinary course of business, (c) confidentiality agreements entered into in the ordinary course of business in connection with the purchase and sale of Inventory, and
(d) any Contract which requires a payment or imposes an obligation on either party thereto of less than $1,000,000 in the aggregate. Schedule 3.14 also identifies any Contract that contains a non-compete covenant or similar provision that could materially restrict the Company in its conduct of the WISCO Business following Closing, any employment agreement with any Employee of the WISCO Business, any employment agreement included in the WISCO Contributed Assets or WISCO Assumed Liabilities, any Contract between any Affiliates of CSK, on one hand, and any of the CSK Parties or any of the WISCO Contributed Subsidiaries, on the other, any agreements Related to payments in lieu of taxes, any agreement or license Related to Intellectual Property (other than "shrink wrap" consumer software licenses), leases and license agreements for any Computer Systems (other than "shrink wrap" consumer software licenses), all material agreements for telecommunications voice (including without limitation, local, long distance and toll free service) and data services, Internet access, hosting and use services. Schedule 3.14 also identifies any Contract concerning any environmental liability with respect to the WISCO Business. Each Contract set forth on Schedule 3.14 is a valid and binding agreement of the applicable CSK Party and, to the Knowledge of the CSK Parties, is in full force and effect. Except as otherwise provided in Schedule 3.14, no CSK Party is, and, to their Knowledge, no other party thereto is, in default in any material respect under any Contract listed on Schedule 3.14 or any collective bargaining agreement listed on Schedule 3.13.

         3.15 REAL ESTATE LEASES. Schedule 3.15 sets forth a list, as of the date hereof, of each written WISCO Real Estate Lease with a term of more than one month that is Related to the WISCO Business. Each WISCO Real Estate Lease set forth on Schedule 3.15 is a valid and binding agreement of a CSK Party and is in full force and effect. There are no defaults by the applicable CSK Party under any WISCO Real Estate Lease listed on Schedule 3.15 which defaults have not been cured or waived and which would, individually or in the aggregate, have a Material Adverse Effect.

         3.16 ENTIRE BUSINESS; TITLE TO PROPERTY.

          (a) Except as set forth in Schedule 3.16(a) and Schedule 3.6(a), the WISCO Contributed Assets, the assets held by the WISCO Contributed Subsidiaries, the WISCO Retained Assets (including cash and cash accounts, disbursement accounts, invested securities and other short and medium term investments, the CSK Marks and CSK Plans, and WISCO's and CSK's insurance policies), and the rights specifically provided or made available to the Company under the Ancillary Agreements, include all of the buildings, machinery, equipment and other assets (whether tangible or intangible) necessary for the Company immediately after Closing to conduct in all material respects the WISCO Business as conducted as of the date hereof, and as conducted during the 12-month period prior to the date hereof (subject to changes expressly permitted by the terms hereof to be made after the date hereof); provided, however, that no representation is made as to the assignability of Government Authorizations.

          (b) A CSK Party has good (and, in the case of its Owned Real Property, marketable) title to, or a valid and binding leasehold interest in, the WISCO Contributed Assets, free and clear of all Encumbrances, except (i) as set forth in Schedule 3.16(b), and (ii) any Permitted Encumbrances.

          (c) The capital structure of each of the WISCO Contributed Subsidiaries is as set forth in Schedule 3.16(c). The shares of stock or membership interests, as applicable, of the WISCO Contributed Subsidiaries included in the WISCO Contributed Assets constitute 100% of the issued and outstanding shares of stock or membership interests, as applicable, of each WISCO Contributed Subsidiary. All shares of stock , membership interests or other form of ownership of the WISCO Contributed Subsidiaries included in the WISCO Contributed Assets are validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.16(c), (i) there are no options, warrants, or similar rights to purchase any of the shares or membership interests of any of the WISCO Contributed Subsidiaries, and no obligations binding upon any WISCO Contributed Subsidiary to issue, sell, redeem, purchase or exchange any of its capital stock or membership interests or any right relating thereto, and (ii) there are no shareholders' agreements, voting agreements, voting trusts or other agreements or rights of third parties with respect to or affecting any of the WISCO Contributed Subsidiaries or any of their shares of stock or membership interests, as applicable. Wisconsin Tissue Management, LLC has entered into no agreements and conducted no business and contains only those assets and liabilities specifically set forth in

Schedule 3.16(c), except, in each case, as set forth in the Human Resources Agreement. WMex assumed no liabilities or obligations of any other CSK Party Related to or arising from the sale of its capital stock to WISCO. CSK has provided G-P with true and correct copies of all documentation Related to such sale.

          (d) The WISCO Contributed Assets and the assets of the WISCO Contributed Subsidiaries are in good operating condition and repair (subject to normal wear and tear). Except as set forth on Schedule 3.16(d), the CSK Parties have no Knowledge of any material structural or mechanical defects with respect to any buildings, improvements or equipment included in the WISCO Contributed Assets, which defects are reasonably likely to have a Material Adverse Effect.

         (e) None of the WISCO Owned Real Property or the WISCO Leased Real Property or other assets of the WISCO Business (except as set forth in the Transition Services Agreement) are owned, used or occupied in whole or in part by CSK or any of its Affiliates other than in connection with the operation of the WISCO Business.

         3.17. FINDER'S FEES. Except for Salomon Smith Barney & Co., whose fees will be paid by CSK, there is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of any CSK Party who might be entitled to any fee or commission from G-P or the Company in connection with the transactions contemplated by this Agreement.

         3.18 INSURANCE. Schedule 3.18 attached hereto sets forth the following information with respect to each insurance policy to which any CSK Party or a WISCO Contributed Subsidiary, with respect to the WISCO Business, has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

         (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (b) the scope, period and amount of coverage; and

         (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         Schedule 3.18 also describes any self insurance arrangements affecting the WISCO Business. As of the date hereof, no CSK Party has received any written notice of any retroactive premium increase or assessment applicable to the WISCO Business. Except as disclosed on Schedule 3.18, all of such policies are in full force and effect.

         3.19 NO UNDISCLOSED LIABILITIES. With respect to the WISCO Business no CSK Party has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to such CSK Party, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the

Closing other than: (a) liabilities set forth on the WISCO Financial Statements (including any notes thereto, if any); (b) liabilities and obligations arising from or in connection with matters disclosed pursuant to the CSK Parties' representations and warranties in this Agreement or in the Disclosure Schedules (none of which, except as set forth on Schedule 3.7, is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim or lawsuit), other than liabilities and obligations arising from or in connection with matters disclosed pursuant to Section 3.11; (c) liabilities and obligations arising from or in connection with matters disclosed pursuant to Section 3.11;
(d) liabilities and obligations which have arisen after April 30, 1999 in the ordinary course of business (none of which, except as set forth on Schedule 3.7, is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim or lawsuit); and (e) such other liabilities or obligations that do not have a Material Adverse Effect.

         3.20 NO MATERIAL ADVERSE CHANGE. Except as disclosed on Schedule
3.20, since April 30, 1999, the CSK Parties have conducted the WISCO Business in the ordinary course and in a manner consistent with the practices applied during the periods specified in the WISCO Financial Statements, and there has been no Material Adverse Effect in the WISCO Business. Except as set forth on Schedule 3.20, and except as such does not have a Material Adverse Effect, no CSK Party has with respect to the WISCO Business:

         (a) been a party to any corporate reorganization, restructuring or merger or amalgamation or amended its certificate or articles of incorporation or bylaws;

         (b) declared or paid any dividend or declared or made any other distribution (whether in cash, stock or property) on any of the shares of its capital stock;

         (c) incurred or discharged any obligation or liability (whether accrued, absolute or contingent) other than in the ordinary course of and in a manner consistent with past practices for the WISCO Business;

         (d) entered into any transaction, contract, agreement, indenture, instrument or commitment other than in the ordinary course of and in a manner consistent with past practices for the WISCO Business;

         (e) suffered or incurred any material damage, destruction, loss or liability (whether or not covered by any insurance);

         (f) experienced any strike, lockout or other labor trouble such as slow down or work stoppage, or any loss of any of its key Employees, customers, suppliers or distributors;

         (g) suffered any shortage or cessation or interruption of raw materials, supplies or utilities that could have a Material Adverse Effect on the WISCO Business;

         (h) made any change in its accounting principles, policies and practices as utilized in the preparation of the WISCO Financial Statements;

         (i) made any loan or advance, or assumed, guaranteed, endorsed or otherwise become liable with respect to the liabilities or obligations of any other Person or entity, or permitted any of its assets to be subjected to any lien or security interest (except for Permitted Encumbrances);

         (j) granted to any customer any allowance or discount or changed its pricing, credit or payment policies other than in the ordinary course of and in a manner consistent with past practices for the WISCO Business (except for non-material variations therefrom in the aggregate);

         (k) incurred any indebtedness, liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of and in a manner consistent with past practices for the WISCO Business;

         (l) sold, leased or otherwise disposed of any of its assets or any right, title or interest therein other than in the ordinary course of and in a manner consistent with past practices for the WISCO Business;

         (m) made any payment to, or for the benefit of, any present or former Employee, director, officer or shareholder otherwise than at the regular rates payable to them, by way of salary, pension, bonus or other remuneration consistent with past practices for the WISCO Business;

         (n) committed to any capital expenditure project or made any investment, in either case in excess of Five Hundred Thousand Dollars ($500,000) not disclosed to G-P prior to the date of this Agreement; or

         (o) authorized or agreed to do any of the foregoing matters referred to in this Section 3.20.

         3.21 INDEBTEDNESS FOR BORROWED MONEY. There is no indebtedness for borrowed money included in the WISCO Assumed Liabilities.

         3.22 KNOWLEDGE AS OF CLOSING DATE. The CSK Parties have no Knowledge, as of the Closing Date, that any representation or warranty made by G-P in
Article IV (and related schedules) is untrue.

         3.23 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, no CSK Party nor any other Person makes any other express or implied representation or warranty on behalf of the CSK Parties.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF G-P

         G-P represents and warrants to the CSK Parties and the Company as follows:

         4.1 ORGANIZATION AND QUALIFICATION. G-P is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own and operate the G-P Contributed Assets and to carry on the G-P Business as currently conducted. G-P is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions listed on Schedule 4.1, which are the only jurisdictions where the ownership or operation of the G-P Contributed Assets or the conduct of the G-P Business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 CORPORATE AUTHORIZATION. G-P has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under any agreement or contract contemplated hereby, including the Ancillary Agreements. The execution, delivery and performance by G-P of this Agreement and the agreements and contracts contemplated hereby has been duly and validly authorized by all necessary corporate action and no additional corporate authorization is required in connection with the execution, delivery and performance by G-P of this Agreement and the agreements and contracts contemplated hereby.

         4.3 CONSENTS AND APPROVALS. Except as specifically set forth in
Schedule 4.3 or as required by the HSR Act, no Consent is required to be obtained by G-P from, and no notice or filing is required to be given by G-P to or made by G-P with, any Governmental Authority or other Person or under any Contract listed, or required to be listed, on Schedule 4.14 in connection with the execution, delivery and performance by G-P of this Agreement, each of the Ancillary Agreements, any other agreement or contract contemplated hereby and the contribution of the G-P Contributed Assets, except where the failure to obtain any such Consent or Consents, give any such notice or notices or make any such filing or filings would not have a Material Adverse Effect.

         4.4 NON-CONTRAVENTION. Except as set forth on Schedule 4.3, the execution, delivery and performance by G-P of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the certificate of incorporation or bylaws of G-P; (ii) subject to obtaining the Consents referred to in Section 4.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of G-P under, or to a loss of any benefit to which G-P is entitled under, any Contract or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the G-P Contributed Assets; or
(iii) assuming compliance with the matters set forth in Section 4.3, violate, or result in a breach of or constitute a default under any Law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Authority to which G-P is subject, including any Governmental

Authorization, except in each case, such matter or matters that would not have a Material Adverse Effect.

         4.5 BINDING EFFECT. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, a valid and legally binding obligation of G-P, enforceable with respect to G-P in accordance with its terms, except as the enforceability thereof may be limited or otherwise effected by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability Relating to, or affecting, creditors rights and to general equity principles.

         4.6 FINANCIAL STATEMENTS; ABSENCE OF CERTAIN CHANGES.

         (a) Attached as Schedule 4.6(a) are the following financial statements of the G-P Business: Unaudited Balance Sheet, Statement of Income and Statement of Cash Flows, as of and for (i) the years ended December 31, 1997 and 1998 (the "G-P Annual Financial Statements"); and (ii) the period ended April 30, 1999 (the "G-P April Financial Statements"). (Collectively the financial statements described in this Section 4.6(a) shall be referred to as the "G-P Financial Statements.")

         (b) Exhibit 3.6(b) sets forth the line items and a definition for each such line item contained in each of the G-P Financial Statements.

         (c) The G-P Financial Statements are true and correct in all material respects, present fairly the combined financial position and results of operation, divisional equity and cash flows of the G-P Business as of the dates and for the periods presented, and were prepared in accordance with GAAP applied on a basis consistent with past practice of the G-P Business. The G-P Financial Statements reflect the underlying Books and Records of the G-P Business, which are complete and accurate in all material respects. Except as described in the footnotes to the G-P Financial Statements, consistent accounting policies and accrual methods were used in all periods presented. All non-recurring or unusual income or expense items over $500,000, as reflected in the 1998 Statement of Income of G-P, have been disclosed in footnotes to the G-P Financial Statements.

         (d) Except as described in the notes to the G-P Financial
Statements, all accounts receivable reflected on the G-P Financial Statements are bona fide receivables, accounted for in accordance with GAAP (including, without limitation, appropriate reserves), representing amounts due with respect to actual transactions in the operation of the G-P Business; it being understood that this representation shall not be deemed to constitute a warranty or guaranty that all such accounts receivable shall be collected.

         4.7 LITIGATION AND CLAIMS. Except as disclosed on Schedule 4.7:

         (a) There is no action (whether civil, criminal or administrative), suit, demand, claim, dispute, hearing, proceeding (including condemnation or other proceeding in eminent domain) or investigation pending or, to the Knowledge of G-P, threatened, Related to the G-P Business or any of the G-P Contributed Assets or included in the G-P Assumed Liabilities, that individually or in the aggregate is reasonably expected to have a Material Adverse Effect.

         (b) None of the G-P Contributed Assets is subject to any order, writ, judgment, award, injunction, or decree of or settlement enforceable in any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators.

         4.8 TAXES.  Except as disclosed on Schedule 4.8:

         (a) G-P has duly and timely filed (or has caused to be duly and timely filed) taking into account any valid extension of the time for filing, each Tax Return required to be filed with any Tax Authority which includes or is based upon the G-P Contributed Assets, or the operations, ownership or activities of the G-P Business, and all Taxes due and payable (whether or not shown on or required to be shown on a Tax Return) have been paid prior to their due dates; provided, however, that the representations and warranties set forth in this paragraph are made only to the extent that (i) such Taxes are or may become Encumbrances on the G-P Contributed Assets, or (ii) the Company is or may be liable in the capacity of transferee of the Contributed Assets.

         (b) G-P has duly and timely filed (or has caused to be duly and timely filed), taking into account any valid extension of the time for filing, each Tax Return which includes or is based upon the assets, operations, ownership or activities of the G-P Business, and all Taxes due and payable (whether or not shown on or required to be shown on a Tax Return) have been paid prior to their due dates.

         (c) None of the G-P Contributed Assets (i) is subject to any lien (other than a Permitted Encumbrance) arising in connection with any failure or alleged failure to pay any Taxes, (ii) secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code, (iii) is required to be or is being depreciated under the alternative depreciation system under Section 168(g)(2) of the Code, (iv) is "limited use property" with the meaning of Revenue Procedure 76-30, or (v) will be treated as owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Code.

         (d) G-P (with respect to the G-P Business) has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, shareholder or other party.

         (e) There are no pending, proposed or, to the Knowledge of G-P, threatened audits, assessments or claims from any Tax Authority for deficiencies, penalties or interest against G-P (with respect to the G-P Contributed Assets or the G-P Business or any of its assets, operations or activities); provided, however, that the representations and warranties set forth in this paragraph are made only to the extent that (i) such Taxes are or may become Encumbrances on the G-P Contributed Assets, or (ii) the Company is or may be liable in the capacity of transferee of the Contributed Assets.

         (f) None of the G-P Contributed Assets consists of any interest in any entity classified as a partnership for United States federal income Tax purposes.

         (g) With respect to the G-P Business, G-P does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

         4.9 EMPLOYEES, PENSION AND OTHER BENEFIT PLANS.

         (a) Schedule 4.9(a) lists all the Employees who, as of October 1, 1999, were employed by G-P with respect to the G-P Business, together with their respective positions, years of employment, and rates of remuneration, as of August 20, 1999.

         (b) Except as disclosed on Schedule 4.9(b), G-P is not a party to nor does it sponsor, maintain, or contribute to any Employee Plans that provide benefits to Employees or Retired Employees of the G-P Business.

         (c) G-P has delivered to CSK true, complete and up-to-date copies of all documents embodying the G-P Plans including, without limitation, all amendments thereto, all funding agreements thereunder (including, but not limited to, trust agreements), all summaries of such G-P Plans provided to any of their Employees, directors, officers, shareholders or their dependents with respect to the G-P Business, as well as the most recent valuation for each defined contribution retirement plan maintained by G-P and the most recent actuarial valuation for each of the G-P Plans for which such valuations are required. G-P has delivered to CSK a complete written description of all unwritten G-P Plans, and will deliver such other documentation with respect to any G-P Plan as is reasonably requested by CSK.

         (d) Except as disclosed on Schedule 4.6(a) or Schedule 4.9(d) or as set forth in the Human Resources Agreement, the transactions contemplated by this Agreement will not result in any additional payments to, or increase the vested interest of, any Employee, Retired Employee, director, officer, shareholder, or their dependents under any G-P Plan; and the transactions contemplated by this Agreement will not result in any payment to any Employee or Retired Employee, director, officer, or shareholder of G-P which will be subject to Section 280G of the Code.

         (e) Each G-P Plan has been established, maintained and administered in substantial compliance with its terms and all related documents or agreements and in substantial compliance with applicable provisions of ERISA, the Code, and other applicable Laws.

         (f) Except as disclosed on Schedule 4.9(f), all required employer contributions, premium payments and employee contributions under the G-P Plans have been made and remitted to the funding agents or accrued or booked thereunder within the time prescribed by any such G-P Plan and the Laws. All insurance premiums required with respect to any G-P Plan, including any premiums payable to the Pension Benefit Guarantee Corporation, have been paid, made, accrued or booked within the time prescribed by any such G-P Plan and the applicable Law. All benefits, expenses and other amounts due and payable to or under any G-P Plan, have been paid, made, accrued or booked within the time prescribed by any such G-P Plan and the Laws. Except as disclosed on Schedule 4.9(f), all of the assets which have been set aside in a trust or account (other than an account which is part of G-P's general assets) to satisfy any obligation under any G-P Plan are shown on the books and records of each such trust and each such account at their fair market value, such current fair market value as of the last valuation date is equal to or exceeds the present value of any obligation under the G-P Plan, and the liabilities for all other obligations under any G-P Plan are accurately set forth in the G-P Financial Statements.

         (g) Except as disclosed on Schedule 4.9(g), there is no pending or, to the Knowledge of G-P, threatened claim with respect to a G-P Plan (other than routine and reasonable claims for benefits made in the ordinary course of the G-P Business) or with respect to the terms and conditions of employment or termination of employment by any Employee, or Retired Employee, and no audit or investigation by any governmental or other law enforcement agency is pending or has been proposed with respect to any G-P Plan.

         (h) Except as disclosed on Schedule 4.9(h), no G-P Plan is subject to Title IV of ERISA. Neither G-P nor any Related Person has incurred any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code Relating to employee benefit plans and, to the Knowledge of G-P, no event or condition has occurred or exists which could result in any material liability to G-P, such Related Person or the Company or a CSK Party under or pursuant to Title I or IV of ERISA or such penalty, excise tax or joint and several liability provisions of the Code. No G-P Plan has incurred an "accumulated funding deficiency" within the meaning of such sections of the Code and ERISA, whether or not waived; and no such G-P Plan has been terminated. Except as disclosed on Schedule 4.9(h), G-P does not contribute to, or have any obligation to contribute to, a multiemployer plan as defined in Section 4001(a)(3) of ERISA with regard to the Employees or Retired Employees.

         (i) Each of the G-P Plans that is intended to be qualified under
Section 401(a) of the Code, and the trust, if any, forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification of its form under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of G-P nothing has occurred since the date of such determination letter that adversely affects such qualification or tax-exempt status. Except as disclosed in Schedule 4.9(i), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or Tax Returns) have been duly filed or distributed on a timely basis, and copies thereof have been or will be furnished to CSK upon reasonable request.

         4.10 COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.10, the G-P Business is being conducted in compliance with all applicable Laws to the G-P Business and, as of the Closing, the Company will have (subject to obtaining the Consents) all Governmental Authorizations necessary for the conduct of the G-P Business as currently conducted, except for such non-compliance or the failure to obtain such Consent or Consents which would not have a Material Adverse Effect; it being understood that nothing in this representation is intended to address any compliance issue that is the subject of the representations and warranties set forth in Sections 4.7, 4.8, 4.9, 4.11, 4.12, or 4.13 hereof, and that G-P makes no representations in this Section 4.10 as to the transferability or assignability of any such Governmental Authorizations. G-P has not received written notice that any Governmental Authorization may be suspended, revoked, materially modified or canceled.

         4.11 ENVIRONMENTAL MATTERS.

         (a) Schedule 4.11(a) sets forth a list of all material Environmental Permits in connection with the G-P Business.

         (b) Except as would not have a Material Adverse Effect, or as disclosed on Schedule 4.11(b):

                  (i) The Environmental Permits are all the permits, licenses, certificates and authorizations of, and registrations with, any of the Environmental Authorities pursuant to the Environmental Laws necessary to conduct the G-P Business substantially as presently conducted. The Environmental Permits are in full force and effect and G-P is in compliance in all respects thereunder. The consummation of the transactions contemplated hereunder will not require any renewal, consent, amendment or other action in connection with any of the Environmental Permits. G-P is in compliance with the Environmental Laws applicable to the conduct of the G-P Business.

                  (ii) There is no claim, suit, action or other proceeding, including appeals and applications for review, outstanding or pending against G-P pursuant to any of the Environmental Laws Relating to the G-P Business.

                  (iii) G-P has no liability for any release, spill, leakage, pumping, emission, empty, discharge, injection, escape, leaching, disposal or dumping of any Hazardous Substances on or from any of the G-P Real Property, except in such manner or quantity as would not constitute a violation of any of the Environmental Laws or Environmental Permits.

                  (iv) G-P has maintained all records in respect of the G-P Business required by the Environmental Laws and Environmental Permits, in the manner and for the time periods as so required.

                  (v) Since June 30, 1994, G-P has received no notice of investigation or non-compliance or written order from any of the Environmental Authorities, including any notice of contamination or clean-up requirements, pursuant to any of the Environmental Laws with respect to the G-P Business.

         (c) G-P has no liability for release of PCB's and other Hazardous Substances into the Fox River, Wisconsin or its associated waterways.

         4.12 INTELLECTUAL PROPERTY.

         (a) Schedule 4.12 sets forth a list and description (including the country of registration) of all issued or registered U.S., Canadian and Mexican patents and trademarks comprising the owned G-P Intellectual Property currently (or, to the Knowledge of G-P, within the last 12 months) used in the G-P Business (other than "shrink wrap" consumer software licenses). No third party has rights in, or otherwise has the right to restrict G-P's use of, G-P Intellectual Property owned by G-P, and, to G-P's Knowledge, no third party has rights in, or otherwise has the right to restrict the Company's use of the G-P Intellectual Property as of and following the Closing.

         (b) To the Knowledge of G-P, no product, component, method, process, or material (including computer software) used, sold or manufactured by the G-P Business infringes on, misappropriates, or otherwise violates a valid and enforceable intellectual property right of any other Person.

         (c) There are no demands, actions or proceedings pending or, to the Knowledge of G-P, threatened, against G-P Relating to the G-P Business alleging infringement, misappropriation or violation of any intellectual property right of any other Person, and, to the Knowledge of G-P, no Person is infringing, misappropriating, challenging, or violating, the Intellectual Property owned by G-P, except for challenges, infringements, misappropriation or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

         (d) All of the G-P Intellectual Property will be licensed to the Company at Closing, except to the extent certain Intellectual Property used by G-P to provide services under the Operational Support Agreement is specifically excluded thereunder. G-P agrees that Intellectual Property provided under the Operational Support Agreement will be provided to the Company on and after Closing on the same terms and conditions under which it was available to the G-P Business prior to the Closing in accordance with the terms of the Transition Services Agreement.

         (e) Schedule 4.12(e) sets forth G-P's efforts at addressing the Year 2000 issue in the G-P Business. The information set forth therein is accurate as of the date hereof, in all material respects. G-P has developed and begun implementing a Project Plan to remediate and/or replace Computer Systems that are used or relied upon in the G-P Business but are not Year 2000 Ready. Such remediation and/or replacement is scheduled to be completed in 1999.

         4.13 LABOR MATTERS.  Except as disclosed on Schedule 4.13:

         (a) As of the date hereof, G-P is not a party to any labor or collective bargaining agreement or similar agreement with respect to Employees of the G-P Business, no such Employees are represented by any labor organization and, to the Knowledge of G-P, there are no organizing or de-certification activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving the G-P Business;

         (b) As of the date hereof, there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges pending or, to the Knowledge of G-P, threatened against or involving the Employees of the G-P Business;

         (c) There are no complaints, charges, claims or grievances against G-P pending or, to the Knowledge of G-P, threatened to be brought or filed with any Governmental Authority, arbitrator or court based on or arising out of the employment by G-P of any Employee of the G-P Business, except for those which, individually or in the aggregate, would not have a Material Adverse Effect;

         (d) G-P is in compliance with all Laws Relating to the employment of labor, including all such Laws Relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, immigration, workers' compensation, layoffs, and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to be in compliance would not have a Material Adverse Effect; and

         (e) G-P has given all notices required to be given prior to the Closing Date under WARN Obligations Relating to any plant closing or mass layoff that occurred during the 90 days immediately preceding the Effective Time pertaining to the G-P Business.

         4.14 CONTRACTS. Schedule 4.14 sets forth a list, as of the date hereof, of each Contract that is Related to the G-P Business other than (a) G-P Real Property Leases, which are listed on Schedule 4.15, and collective bargaining agreements, which are listed on Schedule 4.13, (b) purchase orders or similar agreements for the purchase or sale of goods or services in the ordinary course of business, (c) confidentiality agreements entered into in the ordinary course of business in connection with the purchase and sale of Inventory, and (d) any Contract which requires a payment or imposes an obligation on either party thereto of less than $1,000,000 in the aggregate. Schedule 4.14 also identifies any Contract that contains a non-compete covenant or similar provision that could materially restrict the Company in its conduct of the G-P Business following Closing, any employment agreement with any Employee of the G-P Business, any employment agreement included in the G-P Contributed Assets or G-P Assumed Liabilities, any Contract between any Affiliates of G-P, on one hand, and G-P on the other hand, any agreements Related to payments in lieu of taxes, any agreement or license Related to Intellectual Property (other than "shrink wrap" consumer software licenses), leases and license agreements for any Computer Systems (other than "shrink wrap" consumer software licenses), all material agreements for telecommunications voice (including without limitation, local, long distance and toll free service) and data services, Internet access, hosting and use services. Each Contract set forth on Schedule 4.14 is a valid and binding agreement of G-P and, to the Knowledge of G-P, is in full force and effect. Except as otherwise provided in Schedule 4.14, G-P is not, and, to G-P's Knowledge, no other party thereto is, in default in any material respect under any Contract listed on Schedule 4.14 or any collective bargaining agreement listed on Schedule 4.13.

         4.15 REAL ESTATE LEASES. Schedule 4.15 sets forth a list, as of the date hereof, of each material written G-P Real Estate Lease with a term of more than one month that is Related to the G-P Business. Each G-P Real Estate Lease set forth on Schedule 4.15 is a valid and binding agreement of G-P and is in full force and effect. There are no defaults under any G-P Real Estate Lease listed on Schedule 4.15 which defaults have not been cured or waived and which would, individually or in the aggregate, have a Material Adverse Effect.

         4.16 ENTIRE BUSINESS; TITLE TO PROPERTY

         (a) Except as set forth in Schedule 4.16(a) and Schedule 4.6(a), the G-P Contributed Assets, the G-P Retained Assets (including cash and cash accounts, disbursement accounts, invested securities and other short and medium term investments, the G-P Marks, the G-P Plans, and G-P's insurance policies), and the rights specifically provided or made available to the Company under the Ancillary Agreements, include all of the buildings, machinery, equipment and other assets (whether tangible or intangible) necessary for the Company immediately after Closing to conduct in all material respects the G-P Business as conducted as of the date hereof, and as conducted during the 12-month period prior to the date hereof (subject to changes expressly permitted by the terms hereof to be made after the date hereof); provided, however, that no representation is made as to the assignability of Government Authorizations.

         (b) G-P has good (and, in the case of its Owned Real Property, marketable) title to, or a valid and binding leasehold interest in, the G-P Contributed Assets, free and clear of all Encumbrances, except (i) as set forth in Schedule 4.16(b) and (ii) any Permitted Encumbrances.

         (c) G-P Contributed Assets do not include any equity interest in any Subsidiary.

         (d) The G-P Contributed Assets are in good operating condition and repair (subject to normal wear and tear). Except as set forth on Schedule 4.16(d), to G-P's Knowledge, there are no material structural or mechanical defects with respect to any buildings, improvements or equipment included in the G-P Contributed Assets, which defects are reasonably likely to have a Material Adverse Effect.

         4.17 FINDER'S FEES. Except for Morgan Stanley Dean Witter Co., whose fees will be paid by G-P, there is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of G-P who might be entitled to any fee or commission from G-P or the Company in connection with the transactions contemplated by this Agreement.

         4.18 INSURANCE. Schedule 4.18 attached hereto sets forth the following information with respect to each insurance policy to which G-P, with respect to the G-P Business, has been a party, a named insured, or otherwise the beneficiary of coverage at any time with in the past five years:

         (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (b) the scope, period and amount of coverage; and

         (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Schedule 4.18 also describes any self insurance arrangements affecting the G-P Business. As of the date hereof, G-P has not received any written notice of any retroactive premium increase or assessment applicable to the G-P Business. Except as disclosed on Schedule 4.18, all of such policies are in full force and effect.

         4.19 NO UNDISCLOSED LIABILITIES. With respect to the G-P Business,
G-P does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to G-P, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (a) liabilities set forth on G-P's Financial Statements (including any notes thereto, if any); (b) liabilities and obligations arising from or in connection with matters disclosed pursuant to G-P's representations and warranties in this Agreement or in the Disclosure Schedules (none of which, except as set forth on Schedule 4.7, is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim or lawsuit), other than liabilities and obligations arising from or in connection with matters disclosed pursuant to Section 4.11; (c) liabilities and obligations arising from or in connection with matters disclosed pursuant to Section 4.11; (d) liabilities and obligations which have arisen after April 30, 1999 in the ordinary course of business (none of which, except as set forth on Schedule 4.7, is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim or lawsuit); and (e) such other liabilities or obligations that do not have a Material Adverse Effect.


         4.20 NO MATERIAL ADVERSE CHANGE. Except as disclosed on Schedule 4.20, since April 30, 1999, G-P has conducted the G-P Business in the ordinary course and in a manner consistent with the practices applied during the periods specified in the G-P Financial Statements, and there has been no Material Adverse Effect in the G-P Business. Except as set forth on Schedule 4.20, and except as such does not have a Material Adverse Effect, G-P has not with respect to the G-P Business:

         (a) been a party to any corporate reorganization, restructuring or merger or amalgamation or amended its certificate or articles of incorporation or bylaws;

         (b) declared or paid any dividend or declared or made any other distribution (whether in cash, stock or property) on any of the shares of its capital stock;

         (c) incurred or discharged any obligation or liability (whether accrued, absolute or contingent) other than in the ordinary course of and in a manner consistent with past practices for the G-P Business;

         (d) entered into any transaction, contract, agreement, indenture, instrument or commitment other than in the ordinary course of and in a manner consistent with past practices for the G-P Business;

         (e) suffered or incurred any material damage, destruction, loss or liability (whether or not covered by any insurance);

         (f) experienced any strike, lockout or other labor trouble such as slow down or work stoppage, or any loss of any of its key Employees, customers, suppliers or distributors;

         (g) suffered any shortage or cessation or interruption of raw materials, supplies or utilities that could have a Material Adverse Effect on the G-P Business;

         (h) made any change in its accounting principles, policies and practices as utilized in the preparation of the G-P Financial Statements;

         (i) made any loan or advance, or assumed, guaranteed, endorsed or otherwise become liable with respect to the liabilities or obligations of any other Person or entity, or permitted any of its assets to be subjected to any lien or security interest (except for Permitted Encumbrances);

         (j) granted to any customer any allowance or discount or changed its pricing, credit or payment policies other than in the ordinary course of and in a manner consistent with past practices for the G-P Business (except for non-material variations therefrom in the aggregate;

         (k) incurred any indebtedness, liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of and in a manner consistent with past practices for the G-P Business;

         (l) sold, leased or otherwise disposed of any of its assets or any right, title or interest therein other than in the ordinary course of and in a manner consistent with past practices for the G-P Business;

         (m) made any payment to, or for the benefit of, any present or former Employee, director, officer or shareholder otherwise than at the regular rates payable to them, by way of salary, pension, bonus or other remuneration consistent with past practices for the G-P Business;

         (n) committed to any capital expenditure project or made any investment, in either case in excess of Five Hundred Thousand Dollars ($500,000) not disclosed to CSK prior to the date of this Agreement; or

         (o) authorized or agreed to do any of the foregoing matters referred to in this Section 4.20.

         4.21 INDEBTEDNESS FOR BORROWED MONEY There is no indebtedness for borrowed money included in the G-P Assumed Liabilities.

         4.22 KNOWLEDGE AS OF CLOSING DATE. G-P has no Knowledge, as of the Closing Date, that any representation or warranty made by the CSK Parties in
Article III (and related schedules) is untrue.

         4.23 ORGANIZATION OF COMPANY. The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.24 AUTHORIZATION OF COMPANY. The Company has full limited liability company power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under any agreement or contract contemplated hereby, including the Ancillary Agreements. The execution, delivery and performance by the Company of this Agreement and the agreements and contracts contemplated hereby has been duly and validly authorized and no additional limited liability company authorization or consent is required in connection with the execution, delivery and performance by the Company of this Agreement and the agreements and contracts contemplated hereby.

         4.25 ACTIVITIES OF COMPANY. Other than entering into this Agreement and the agreements and contracts contemplated hereby, the Company has not entered into any agreements or conducted any other business.

         4.26 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither G-P, nor any other Person makes any other express or implied representation or warranty on behalf of G-P.


                                    ARTICLE V
                                    COVENANTS


         5.1      COVENANTS REGARDING EMPLOYEES.

         (a) At the Closing, G-P, the CSK Parties and the Company shall enter into the Human Resources Agreement, and shall take all actions required by them pursuant to such Human Resources Agreement.

         (b) CSK shall retain sponsorship of the CSK Plans, and neither the Company nor G-P shall be entitled to any assets or be liable for any obligations of the CSK Plans except as provided in the Human Resources Agreement.

         (c) G-P shall retain sponsorship of the G-P Plans and no CSK Party shall be entitled to any assets or be liable for any obligations of the G-P Plans except as provided in the Human Resources Agreement.

         5.2 COMPLIANCE WITH WARN AND SIMILAR LAWS. The Company will timely give all notices required to be given with respect to WARN Obligations Relating to actions taken on and after the Closing Date.

         5.3 FURTHER ASSURANCES. At any time after the Closing Date, the CSK Parties, G-P and the Company shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Company, G-P or the CSK Parties, as the case may be, and necessary for them or it to satisfy their or its respective obligations hereunder or obtain the benefits contemplated hereby. Without limiting the generality of the foregoing, the Company agrees that if any of the Contributed Subsidiaries are found to own assets that are not part of the WISCO Contributed Assets, or if any Retained Assets are inadvertently transferred to the Company, the Company shall transfer such assets to G-P or the appropriate CSK Party, as applicable, at G-P's or such CSK Party's expense, as applicable, but without consideration. If after the Closing either the Company, a CSK Party or G-P identifies any assets of any CSK Party or G-P that Relates to the Business and is not a Retained Asset of the CSK Party or GP, the party retaining any such assets shall transfer such assets to the Company at the transferring party's expense without further consideration.

         5.4 USE OF G-P INTELLECTUAL PROPERTY AND CSK MARKS. At Closing, G-P shall provide to the Company a non-exclusive license, substantially in the form set forth in Schedule 5.4(a) hereto, to use the G-P Intellectual Property.

         5.5 CERTAIN MATTERS RELATED TO RETAINED AND ASSUMED LIABILITIES.

          (a) With respect to all Retained Liabilities and in particular indemnification under Sections 7.2(a)(ii) and 7.3(a)(ii), the Company shall, at the expense of the CSK Parties or G-P as applicable, provide reasonable cooperation including providing the CSK Parties or G-P, as applicable, as promptly as practicable with any notices and other information received by the Company as well as all relevant materials, information and data requested by the CSK Parties or G-P, as applicable, including reasonable access (without charge) to Employees of the Company and to the Real Property.

          (b) With respect to all Assumed Liabilities, G-P or the CSK Parties, as the case may be, shall, at the Company's expense, reasonably cooperate with the Company, provide the Company as promptly as possible with any notices and other information received by such parties as well as all relevant materials, information and data requested by the Company and shall grant the Company, without charge, reasonable access to Employees of the CSK Parties or G-P, as applicable.

         5.6      INTERCOMPANY AGREEMENTS.

         (a) As of the Effective Time, G-P shall terminate and shall cause its Affiliates to terminate, any and all agreements between G-P and its Affiliates to the extent such agreements Relate to the G-P Business, except as contemplated in the Ancillary Agreements. Without limiting the foregoing, all intercompany loans between G-P and any of its Affiliates Relating to the G-P Business shall be paid or otherwise eliminated prior to the Effective Time.

         (b) As of the Effective Time, the CSK Parties shall terminate and shall cause its Affiliates to terminate, any and all agreements between any of the CSK Parties and its Affiliates to the extent such agreements Relate to the WISCO Business, except as contemplated in the Ancillary Agreements. Without limiting the foregoing, all intercompany loans between the CSK Parties and any of its Affiliates Relating to the WISCO Business shall be paid or otherwise eliminated prior to the Effective Time.

         5.7 RECORDS AND RETENTION AND ACCESS. The Company shall keep and preserve in an organized and retrievable manner the Books and Records it receives from either party for at least seven years from the Closing Date. The Company shall neither dispose of nor destroy such Books and Records without first offering to turn over possession thereof to the party that contributed such Books and Records by written notice to such party at least thirty (30) days prior to the proposed date of such disposition or destruction. While such Books and Records remain in existence, each party shall allow the other party, its representatives, attorneys and accountants, at the requesting party's expense, access to the Books and Records upon reasonable request and advance notice and during normal business hours for the purpose of interviewing, examining and copying in connection with such parties' preparation of financial statements.

         5.8 INSURANCE.

         (a) G-P and the CSK Parties shall use commercially reasonable efforts to assign to the Company, to the fullest extent, all of the benefits and rights under any insurance policies held by them and/or any of their Affiliates with respect to any Losses arising out of, Related to or in connection with the Contributed Assets, the Assumed Liabilities and their respective Businesses (other than benefits and rights to the extent Related to Retained Assets or Liabilities) with respect to events occurring prior to the Closing Date (it being understood that to the extent rights under such insurance policies include claims for Losses related to Contributed Assets, then such claims shall be reflected as an insurance receivable on the Closing Working Capital Statement). The Company shall have the right to such benefits and rights only to the extent actually paid or payable, and exclusive of any deductibles (including pass through deductibles for which either party or any Affiliate of such party is required to reimburse the insurer). To the extent such assignment is not permitted, G-P or the CSK Parties, as applicable, shall use commercially reasonable efforts on the Company's behalf to obtain such proceeds or benefits for the Company, or otherwise to provide the Company with the benefit equivalent to that which would have been available had such assignment been permitted.

         (b) The CSK Parties and G-P shall cooperate with the Company in obtaining insurance policies for the Business to be in effect from and after Closing. Notwithstanding such assistance, all decisions with respect to such policies shall be made solely by the Company, and neither the CSK Parties nor G-P shall have any liability, whether to the Company or to any other Person, whether as an advisor, broker or otherwise, under any other theory, in connection with providing such assistance and cooperation. The CSK Parties and G-P make no assurances whatsoever with respect to such insurance coverage, including the availability or price thereof.

         5.9 SPECIAL CSK RETAINED LIABILITY. Notwithstanding Section 2.1(a) hereof, CSK shall retain and be solely responsible for, and CSK and WISCO shall indemnify and hold harmless the Company, G-P and all G-P Affiliates from and against, any and all costs, liabilities, damages, expenses or Losses of any kind whatsoever which may be incurred by or assessed against any of them arising out of or in any way related to the release, spill, leak, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposal or arranging for disposal (hereinafter "release") of (i) PCBs and/or any other Hazardous Substance into, on or around the Fox River in Wisconsin and its associated waterways by any CSK Parties, and (ii) PCBs into, on or around any landfill, disposal site or dump located in Wisconsin, by CSK, WISCO or any of their Affiliates or successors or predecessors in interest (the "Fox River Liability"). The Company shall provide reasonable cooperation to CSK, WISCO and their predecessors or successors in interest in their defense of any liability for the release of PCBs and/or other Hazardous Substances into, on or around the Fox River and its associated waterways, and all costs incurred by the Company in so cooperating will be reimbursed to it by CSK or WISCO. Such indemnification shall not be limited by any Survival Period, Deductible or WISCO Cap set forth in Article VII. For purposes of this Section 5.9, the term "Fox River Liability" shall not include liability for dumping or disposal of Hazardous Substances by WISCO at the Vinland #1 and #2 disposal sites owned by WISCO.

         5.10 PREPARATION OF REGISTRATION STATEMENT. As soon as practicable after the execution and delivery of this Agreement, the Company and G-P shall prepare and file with the Securities and Exchange Commission the Registration Statement in connection with the registration under the Securities Act of debt to be incurred by the Company to refinance the Company Debt. The CSK Parties each shall cooperate to the extent such cooperation is reasonably required to file such Registration Statement; provided that the CSK Parties shall not be required to execute any documents other than a WISCO debt indemnity as contemplated in the Operating Agreement.

         5.11 USE OF WISCO NAME. As soon as practicable and in any event within three months following the Closing, WISCO shall change its corporate name, and immediately following the Closing neither WISCO, CSK nor any Subsidiary or Affiliate of CSK shall make use of the names "Wisconsin Tissue Mills", "Wisconsin Tissue" or "WISCO" or any names confusingly similar to such names other than in connection with the defense of litigation.

         5.12 PRORATION OF CERTAIN CHARGES. The following charges and payments may be prorated on a per diem basis and apportioned between each party transferring Contributed Assets on the one hand and the Company on the other, as of the Closing Date: property taxes, utility charges, prepaid items, license and permit fees, and similar charges imposed with respect to the Contributed Assets. To the extent not reflected on the Final Working Capital Statement, each party transferring Contributed Assets shall be liable for (and shall reimburse the Company to the extent the Company shall have paid) that portion of such charges Relating to, or arising in respect to, periods on or prior to the Closing Date, and the Company shall be liable for (and shall reimburse the Party contributing such assets to the extent the contributing party shall have paid) that portion of the charges Relating to, or arising in respect to, periods after the Closing Date.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

[Intentionally Deleted]


                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

         7.1 SURVIVAL. The representations and warranties contained in this Agreement shall survive the Closing (regardless of any investigation, inquiry or examination made by or on behalf of, or any Knowledge of any party hereto or the acceptance of any party or on its behalf of a certificate and opinion) for the respective periods (each, a "Survival Period") set forth in this Section 7.1. All of the representations and warranties of the CSK Parties and G-P contained in this Agreement and all claims and causes of action with respect thereto shall terminate on April 30, 2001, except that (a) the representations and warranties set forth in Section 3.11, 3.19(c) and 4.11(a)-(b) shall terminate upon the expiration of the 36 month period commencing on the Closing Date, (b) the representations and warranties set forth in Sections 3.8, 3.9, 3.12, and 4.8, 4.9, and 4.12 shall survive until the expiration of the applicable statute of limitation (including any extension thereof), and (c) the representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.17, and 4.1, 4.2, 4.5, 4.11(c), and 4.17 shall have no expiration date. Any claim for indemnification for breach of a representation and warranty must be made during the applicable Survival Period. In the event notice (within the meaning of Section 7.5(a)) of any claim for indemnification for a breach of a representation or warranty is given within the applicable Survival Period, an Indemnifying Party's obligations with respect to such indemnification claim shall survive until such time as such claim is finally resolved.

         7.2 INDEMNIFICATION BY G-P.

         (a) G-P shall indemnify, defend and hold harmless CSK, WISCO, their Affiliates and, if applicable, their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents and Employees and their heirs, successors and assigns (the "WISCO Indemnified Parties") and the Company from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (including reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "Losses") imposed on, sustained, incurred or suffered by or asserted against any of the WISCO Indemnified Parties or the Company, directly or indirectly, Relating to or arising out of:

         (i) subject to Section 7.2(b), any breach of any representation or warranty made by G-P in this Agreement;

         (ii)     the G-P Retained Liabilities; and

         (iii) the breach of any covenant or agreement of G-P contained in this Agreement.

         (b) G-P shall not be liable to the WISCO Indemnified Parties or the Company for any Losses with respect to the matters contained in Section 7.2(a)(i) (other than the representation in Section 4.6) until the Losses therefrom first exceed an aggregate amount equal to $3,760,000 (the "G-P Deductible"), and in that event, G-P shall be liable for all Losses in excess thereof up to an aggregate amount equal to 50% of the value of the G-P Business as set forth in Section 2.8(a) hereof (the "G-P Cap"); PROVIDED, HOWEVER, that the G-P Deductible and the G-P Cap shall not apply to claims arising out of the breach of a representation or warranty, if such representation or warranty was made fraudulently by G-P or if such representation or warranty was, to the Knowledge of G-P, false at the time made.

         7.3      INDEMNIFICATION BY CSK.

         (a) CSK and its Affiliates shall indemnify, defend and hold harmless G-P, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, members, lenders, attorneys, accountants, agents and Employees and their heirs, successors and assigns (the "G-P Indemnified Parties") and the Company from, against and in respect and to the extent of any Losses imposed on, sustained, incurred or suffered by or asserted against each of the G-P Indemnified Parties or the Company, directly or indirectly, Relating to or arising out of:

         (i) subject to Section 7.3(b), any breach of any representation or warranty made by any CSK Party in this Agreement;

         (ii)     the WISCO Retained Liabilities; and

         (iii) the breach of any covenant or agreement of any CSK Party contained in this Agreement.

         (b) CSK shall not be liable to the G-P Indemnified Parties or the Company for any Losses with respect to the matters contained in Section 7.3(a)(i) (other than the representation in Section 3.6) until the Losses therefrom first exceed an aggregate amount equal to $7,750,000 (the "WISCO Deductible"), and in that event, WISCO shall be liable for all Losses in excess thereof paid or suffered by G-P or the Company up to an aggregate amount equal to 50% of the value of the WISCO Business as set forth in Section 2.8 hereof (the "WISCO Cap"); PROVIDED, HOWEVER, that the WISCO Deductible and the WISCO Cap shall not apply to claims arising out of the breach of a representation or warranty, if such representation or warranty was made fraudulently by WISCO or if such representation or warranty was, to the Knowledge of WISCO, false at the time made.

         7.4 INDEMNIFICATION BY THE COMPANY.

                  The Company shall indemnify, defend and hold harmless the G-P Indemnified Parties or the WISCO Indemnified Parties, as the case may be, from and against and in respect and to the extent of any Losses imposed on, sustained, incurred or suffered by or asserted against either the G-P Indemnified Parties or the WISCO Indemnified Parties, directly or indirectly, Relating to or arising out of (i) the breach of any covenant or agreement of the Company in this Agreement; or (ii) the Assumed Liabilities; provided that the Company shall have no indemnification obligations hereunder for any Losses resulting from a payment of a claim made pursuant to clauses (i) and (ii) above and incurred or suffered by any Person solely in such Person's capacity as a member of the Company, equity owner or debt holder of the Company, including Losses for diminution of the value of such equity, debt or member interest.

         7.5 INDEMNIFICATION PROCEDURES.

         (a) Any Indemnified Person making a claim for indemnification pursuant to Section 7.2, 7.3 or 7.4 above (an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") notice of such claim (in a manner consistent with Section 10.1 hereof) describing such claim with reasonable particularity and the nature and amount of the Loss to the extent that the nature and amount of such Loss is known at such time (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a Governmental Authority or other third party or otherwise discovers the liability, obligations or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 7.2, 7.3 or 7.4, as applicable, except to the extent that (and only to the extent that) such failure shall have (i) caused or materially increased the Indemnifying Party's liability, (ii) resulted in the forfeiture by the Indemnifying Party of substantial rights and defenses or (iii) otherwise materially prejudiced the Indemnifying Party.

         (b) The Indemnifying Party shall have 30 days from the date the Indemnification Claim Notice is deemed given pursuant to Section 10.1 hereof (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand.

         (c) If (i) the Indemnifying Party agrees in writing that the subject matter of the claim is subject to indemnification under this Article VII and
(ii) the claim for indemnification does not relate to a matter (A) that, if determined adversely, could reasonably be expected to expose the Indemnified Party to criminal prosecution or penalties, (B) that, if determined adversely, could reasonably be expected to result in the imposition of a consent order, injunction or decree which would significantly restrict the activity or conduct of the Indemnified Party or any Affiliate thereof, or (C) as to which the Indemnified Party shall have reasonably concluded, in good faith, after consultation with the Indemnifying Party, that such representation is likely to result in a conflict of interest or materially jeopardize the viability of such defense, then the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense.

         (d) If the claim relates to a matter for which both the Indemnifying Party and any Indemnified Party could be liable or responsible hereunder, such as a Loss for which both parties could be partially liable due to the applicable Cap and the Deductible, the Indemnifying Party and the Indemnified Parties shall cooperate in good faith in the defense of such action. In such event, no party shall settle any claim without the prior consent of the other party (which consent shall not be unreasonably withheld); provided, however, that neither an Indemnified Party nor an Indemnifying Party shall be required to consent to any settlement if the proposed settlement (i) does not provide for a full release of all claims against such party, (ii) is on a basis which would result in the imposition of a consent order, injunction or decree or any other restriction on the activity or conduct of such party, or (iii) is on a basis which could, in such party's judgment, expose such party to criminal liability or requires an admission of wrongdoing by such party. If an Indemnified Party or an Indemnifying Party does not consent to a definitive settlement proposed by the other party (with respect to which a settlement agreement has been agreed to by all parties other than such party) which settlement satisfies the foregoing clauses (i) through (iii), then the party declining such settlement shall thereafter have full control of the defense of such claim, and the maximum liability of the party that proposed such settlement shall be as though such matter had settled on the terms so proposed, including the amount of the proposed settlement, together with all legal costs and expenses incurred in connection with such matter through and including the proposed settlement date. For purposes of Section 7.2 or 7.3, the actual amount of the Loss up to the amount of such party's maximum liability (determined in accordance with the preceding sentence) shall be the amount of the Loss of such Party for purposes of determining whether the applicable Deductible has been met. Notwithstanding anything in Section 7.2 or 7.3 to the contrary, if an Indemnified Party and all other parties other than the Indemnifying Parties have reached a definitive settlement agreement which satisfies the foregoing clauses (i) through (iii), the amount of the Loss for purposes of determining whether the applicable Cap has been met shall equal the amount contemplated by such definitive settlement regardless of the actual amount of such Loss. If the parties agree to the settlement, the relative liabilities of the parties for such Losses shall be determined as provided in the other provisions of this Article VII.

         (e) All costs and expenses incurred by the Indemnifying Party in defending a claim or demand under Section 7.4(c), and all costs and expenses incurred by the Indemnified Party in defending a claim or demand which the Indemnifying Party has elected not to defend (including by virtue of its failure to give timely notice to the Indemnified Party) or is not permitted to defend under Section 7.4(c) shall be a liability of, and shall be paid by, the Indemnifying Party, subject to any applicable Deductible and Cap.

         (f) To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the Employees and counsel of the Indemnified Party. The Indemnifying Party and Indemnified Parties shall use their best efforts in the defense of all such claims.

         (g) In connection with the indemnification obligations set forth in Sections 7.2(a)(ii) and 7.3(a)(ii), CSK Parties, G-P and the Company shall comply with the obligations contained in Section 5.5.

         7.6 ACKNOWLEDGMENT REGARDING ENVIRONMENTAL LIABILITIES. G-P and each of the CSK Parties acknowledge the allocation of relative responsibility for liabilities under Environmental Laws under this Agreement is a material term of this Agreement, and that (i) they have taken such matters into consideration in determining the financial and other terms of this transaction, and (ii) they understand that the Company is accepting all risks resulting or arising in any way from any known or unknown liabilities in connection with such matters arising in connection with or in any way relating to the Businesses (other than the Retained Environmental Liabilities of either G-P or the CSK Parties) and that CSK and WISCO are retaining all risks Relating to the Retained Environmental Liabilities and indemnifying G-P and the Company for certain Losses Relating to environmental matters under Section 7.3(a) and Section 5.9. G-P and the CSK Parties acknowledge that none of them shall have any claim of any nature against the other or the other's Affiliates in connection with any matters Relating to known or unknown soil or groundwater contamination or any other claims under any Environmental Laws, other than as set forth herein.

         7.7 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. (a) To the extent the Company is an Indemnified Party, any payments to the Company pursuant to this
Article VII shall not result in an adjustment to any party's capital account in the Company or percentage of ownership interest of the Company; and (b) all amounts paid to G-P, or CSK, as the case may be, under this Article VII shall not be treated as adjustments to the amount contributed to the Company by G-P or CSK, pursuant to Section 2.4(a) or (b) hereof.

                                  ARTICLE VIII
                                  TAX COVENANTS

         8.1 LIABILITY FOR TAXES.

         (a) CSK shall be liable for, and shall indemnify, defend and hold the Company harmless from and against, and shall be entitled to all refunds of, any and all Taxes imposed on or with respect to the WISCO Contributed Subsidiaries, or their respective assets, operations or activities for any Pre-Closing Period, except to the extent that any such Taxes are reflected on the Final Working Capital Statement or result from a carryback from any Post-Closing Period; provided, however, that the amount of any indemnity obligation of CSK shall be reduced by the amount of any Tax Benefits (for any period) realized or to be realized by the Company, G-P or its Affiliates, or any Contributed Subsidiary as a result of any adjustment to a Tax item for any Pre-Closing Period.

         (b) The Company shall be liable for, and shall indemnify, defend and hold CSK harmless from and against, any and all Taxes imposed on or with respect to the Contributed Subsidiaries or their respective operations, ownership, assets or activities for any Post-Closing Period.

         (c) Tax items shall be apportioned between Pre-Closing Periods and Post-Closing Periods based on a closing of the Books and Records of the relevant entity or entities as of the Closing Date (provided that (i) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis and (ii) any Taxes imposed on a periodic basis (including Real Property Taxes, but not including Taxes based on income and receipts) for any Straddle Period shall be apportioned on a daily pro rata basis). Notwithstanding anything to the contrary in the preceding sentence, the parties agree that for U.S. federal income Tax purposes, Tax items for any Straddle Period shall be apportioned between Pre-Closing Periods and Post-Closing Periods in accordance with U.S. Treasury Regulation Section 1.1502-76(b), which regulation shall be reasonably interpreted by the parties in a manner intended to achieve the method of apportionment described in the preceding sentence. Neither CSK nor G-P will exercise any option or election (including any election to ratably allocate a Tax year's items under Treasury Regulation Section 1.1502-76(b) (2) (ii)) to allocate Tax items in a manner inconsistent with this section.

         (d) G-P shall be liable for, and shall indemnify, defend and hold the Company harmless from and against, and shall be entitled to all refunds of, any and all Taxes imposed on or with respect to the G-P Contributed Subsidiaries, or their respective assets, operations or activities for any Pre-Closing Period, except to the extent that any such Taxes are reflected on the Final Working Capital Statement or result from a carryback from any Post-Closing Period; provided, however, that the amount of any indemnity obligation of G-P shall be reduced by the amount of any Tax Benefits (for any period) realized or to be realized by the Company, CSK or its Affiliates, or any Contributed Subsidiary as a result of any adjustment to a Tax item for any Pre-Closing Period.

         (e) The Company shall be liable for, and shall indemnify, defend and hold G-P harmless from and against, any and all Taxes imposed on or with respect to the Contributed Subsidiaries or their respective operations, ownership, assets or activities for any Post-Closing Period.

         (f) Tax items shall be apportioned between Pre-Closing Periods and Post-Closing Periods based on a closing of the Books and Records of the relevant entity or entities as of the Closing Date (provided that (i) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis and (ii) any Taxes imposed on a periodic basis (including Real Property Taxes, but not including Taxes based on income and receipts) for any Straddle Period shall be apportioned on a daily pro rata basis). Notwithstanding anything to the contrary in the preceding sentence, the parties agree that for U.S. federal income Tax purposes, Tax items for any Straddle Period shall be apportioned between Pre-Closing Periods and Post-Closing Periods in accordance with U.S. Treasury Regulation Section 1.1502-76(b), which regulation shall be reasonably interpreted by the parties in a manner intended to achieve the method of apportionment described in the preceding sentence. Neither G-P nor CSK will exercise any option or election (including any election to ratably allocate a Tax year's items under Treasury Regulation Section 1.1502-76(b) (2) (ii)) to allocate Tax items in a manner inconsistent with this section.

         8.2 PREPARATION OF TAX RETURNS.

         (a) CSK shall have the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due (taking into account any valid extension of the time for filing), any Tax Return that is required to include the operations, ownership, assets or activities of WISCO, with respect to the WISCO Contributed Assets, or of any WISCO Contributed Subsidiary for Tax Periods ending on or before the Closing Date. CSK shall provide the Company with copies of any such Tax Returns (to the extent that they relate to the WISCO Contributed Assets or the Business and reasonably may have a material effect on the Company's or its Affiliates' liability for Taxes) at least 30 days prior to the due date (as extended) for filing such Tax Returns. In the event that the Company reasonably determines that any such Tax Return should be modified, the Company shall notify CSK of the Company's proposed modifications no later than 15 days from the date of receipt of such Tax Return. To the extent that CSK disagrees with such modifications, the Company and CSK shall endeavor to agree on the positions to be taken on such return. To the extent that they are unable to do so, a CPA Firm (other than the regular auditor of CSK, G-P or the Company) shall be retained to determine the position to be taken, with the fees and expenses of such CPA Firm to be borne equally by WISCO and the Company. Any such Tax Return which CSK is required to prepare under the terms hereof shall (to the extent such Tax Return relates to the WISCO Contributed Assets or the Business and reasonably may have a material effect on the Company or its Affiliates' Tax liability) be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Applicable Tax Law), and to the extent any item is not covered by such past practices (or such past practices are no longer permissible under the Applicable Tax Law), in accordance with reasonable Tax accounting practices selected by CSK. The Company shall have the right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due (taking into account any valid extension of the time for filing), all Tax Returns that are required to include the operations, ownership, assets or activities Related to the Business after the Closing Date or of any WISCO Contributed Subsidiary for any Tax Period ending after the Closing Date (including, solely with respect to the WISCO Contributed Subsidiaries, Straddle Period Tax Returns). The Company shall provide CSK with copies of any Straddle Period Tax Returns required to be filed by the Company hereunder at least 30 days prior to the due date (as extended) for filing such Tax Returns. In the event CSK reasonably determines that any Straddle Period Tax Return should be modified, CSK shall notify the Company of CSK's proposed modifications no later than fifteen days from the date of receipt of such Tax Return. To the extent that the Company disagrees with such modifications, the Company and CSK shall endeavor to agree on the positions to be taken on such return. To the extent that they are unable to do so, a CPA Firm (other than the regular auditor of CSK, the Company or G-P) shall be retained to determine the position to be taken, with the fees and expenses of such accounting firm to be borne equally by CSK and the Company. Any Straddle Period Tax Return which the Company is required to prepare under the terms hereof shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Applicable Tax
Law), and to the extent any item is not covered by such past practices (or such past practices are no longer permissible under the Applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the Company and CSK.

         (b) CSK and the Company shall prepare and provide to each other such Tax information as is reasonably requested by the other party with respect to the operations, ownership, assets or activities of the WISCO Business, with respect to the WISCO Contributed Assets, or of any WISCO Contributed Subsidiary to the extent such information is relevant to any Tax Return which CSK or the Company has the right and obligation hereunder to file.

         (c) To the extent necessary to comply with the provisions of Section 8.1, as between CSK and the Company, the party not preparing a Tax Return shall pay the party preparing such Tax Return an amount equal to the non-preparing party's share of the Taxes shown on such Tax Return, if any, determined in accordance with the principles of Section 8.1, not later than 2 Business Days before the filing of such Tax Return.

         8.3 AMENDED TAX RETURNS.

         (a) Any amended Tax Return or claim for Tax refund for any WISCO Contributed Subsidiary for any Pre-Closing Period other than a Straddle Period shall be filed, or caused to be filed, only by CSK, who shall not be obligated to make (or cause to be made) such filing. CSK shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), make or cause to be made, any such filing, to the extent such filing, if accepted, reasonably might change the Tax liability of the Company or any Affiliate of the Company for any Post-Closing Period. At the Company's request, CSK shall file an amended Tax Return with respect to Taxes accrued on the Final Working Capital Statement, except to the extent CSK reasonably objects.

         (b) Any amended Tax Return or claim for Tax refund for any Straddle Period shall be filed by the party responsible for filing the original Tax Return hereunder if either the Company or CSK so requests, except that such filing shall not be done without the consent (which shall not be unreasonably withheld or delayed) of the Company (if the request is made by CSK) or of CSK (if the request is made by the Company).

         (c) Any amended Tax Return or claim for Tax refund for any Post-Closing Period other than a Straddle Period shall be filed, or caused to be filed, only by the Company, who shall not be obligated to make (or cause to be made) such filing. The Company shall not, without the prior written consent of CSK file, or cause to be filed, any such filing to the extent that such filing, if accepted, reasonably might change the Tax liability of CSK or any Affiliates of CSK for any Pre-Closing Period or otherwise under this Agreement.

         8.4 CARRY BACKS AND CARRY FORWARDS.

         (a) Unless CSK, in its sole and absolute discretion, consents, the Company shall not and shall not permit any WISCO Contributed Subsidiary to carry back any Losses or credits accruing after the Closing Date to any Tax Return of CSK, a WISCO Contributed Subsidiary, or any Affiliate of either CSK or a WISCO Contributed Subsidiary for any Pre-Closing Period. To the extent permitted by Applicable Tax Law, the Company shall and shall cause each WISCO Contributed Subsidiary to make any elections and take all such actions necessary to avoid any such carry back. To the extent that, under Applicable Tax Law, and with CSK's consent, a WISCO Contributed Subsidiary carries back any Losses or credits accruing after the Closing Date to any Tax Return of CSK or its Affiliates, CSK shall pay to the Company the excess of the amount of (i) any Tax Benefit actually realized by CSK and its Affiliates as a result of such carry back promptly after such Tax Benefits are realized, over (ii) the amount of any Taxes incurred by CSK and its Affiliates as a result of such carryback (including without limitation, any Taxes incurred or to be incurred as a result of any refund of Taxes or interest thereon). The amount of any Tax Benefit shall be determined (i) by comparing the liability of CSK and its Affiliates for Taxes, determined without the carry back, to the liability of CSK and its Affiliates for Taxes, taking into account the carry back and (ii) by treating the carry back as the last item claimed by CSK and its Affiliates in any given Tax Period.

         (b) CSK shall not be liable hereunder for any decrease to any net operating loss carry forward or any other Tax attributes available to a WISCO Contributed Subsidiary resulting from adjustments by any Tax Authority to any item of income, deduction, credit, or exclusion on Tax Returns for which CSK is responsible.

         8.5 ADDITIONAL TAX MATTERS.

         (a) As of the Closing Date, CSK shall cause all Tax allocation, Tax sharing, Tax reimbursement and similar arrangements or agreements applicable to the WISCO Business between CSK and any Affiliates, on the one hand, and any of the WISCO Contributed Subsidiaries, on the other, to be extinguished and terminated with respect to such WISCO Contributed Subsidiaries and any rights or obligations existing under any such agreement or arrangement to be no longer enforceable, except to the extent reflected on the Final Working Capital Statement.

         (b) After the Closing Date, the Company will cause appropriate Employees of the WISCO Contributed Subsidiaries to prepare usual and customary Tax Return packages with respect to the Tax Period beginning January 1, 1999 and ending as of the Closing Date. The Company will use its commercially reasonable efforts to cause such Tax Return packages to be delivered to CSK on or before March 1, 2000, but in any event not later that May 1, 2000.

         (c) CSK and G-P agree that the Company will acquire hereunder substantially all of the property used in the WISCO Business and that in connection therewith the Company will employ individuals who immediately before the Closing Date were employed in such trade or business by WISCO or the WISCO Contributed Subsidiaries. Accordingly, pursuant to the Alternate Procedure permitted by Rev. Proc. 96-60, 1996-2 C.B. 399, provided that the applicable CSK Party makes available to the Company all necessary payroll records for the calendar year that includes the Closing Date, the Company will furnish a Form W-2 to each Employee employed by the Company who had been employed by the WISCO Business, disclosing all wages and other compensation paid for such calendar year, and Taxes withheld therefrom, and WISCO and the applicable CSK Party will be relieved of the responsibility to do so.

         (d) If the Company or any WISCO Contributed Subsidiary receives a refund with respect to Taxes of any WISCO Contributed Subsidiary attributable to a Pre-Closing Period (other than a Tax refund accrued as an asset on the Final Working Capital Statement) or a refund of Taxes accrued as a liability on the Final Working Capital Statement, the Company shall pay, within the thirty (30) days following the receipt of such Tax refund, the amount of such Tax refund (reduced by the amount of any Taxes it incurs or will incur as a result of its accrual or receipt of such refund or any interest thereon), to CSK. If CSK receives a Tax refund with respect to Taxes of any WISCO Contributed Subsidiary attributable to any Post-Closing Period or any Tax refund accrued as an asset on the Final Working Capital Statement, CSK will pay, within thirty (30) days following the receipt of such refund, the amount of such Tax refund (reduced by the amount of any Taxes it incurs or will incur as a result of its accrual or receipt of such refund or any interest thereon), to the Company. In the case of any refund with respect to

Taxes of a WISCO Contributed Subsidiary attributable to a Straddle Period, the Tax refund shall be apportioned between Pre-Closing Periods and Post-Closing Periods in accordance with the principles of Section 8.1(c) hereof; provided that to the extent any Tax refund for a Straddle Period was accrued on the Final Working Capital Statement, such refund shall be for the account of the Company.

         8.6 TAX CONTROVERSIES; COOPERATION.

         (a) CSK shall control any audit, dispute, administrative, judicial or other proceeding Related to Tax Returns filed for Pre-Closing Periods, and the Company shall control any audit, dispute, administrative, judicial or other proceeding Related to Tax Returns filed for Post-Closing Periods and Straddle Periods of any WISCO Contributed Subsidiary. Subject to the preceding sentence, in the event an adverse determination may result in each party having responsibility for any amount of Taxes, each party shall be entitled to fully participate in that portion of the proceedings Relating to the Taxes with respect to which it may incur liability hereunder. For purposes of this Section 8.6(a), the term "participation" shall include (i) participation in conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which such party may have liability hereunder, (ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which a party may have liability hereunder, and (iii) with respect to the matters described in the preceding clauses (i) and (ii), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs, and the conduct of oral arguments and presentations.

         (b) The Company and CSK shall not agree to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise may affect the liability for Taxes (or right to a Tax Benefit) hereunder of the other party, without such other party's consent (which consent shall not be unreasonably withheld or delayed).

         (c) G-P and CSK shall bear their own expenses incurred in connection with audits and other administrative judicial proceedings Relating to Taxes for which such party or its Affiliates are liable.

         (d) The CSK Parties, G-P, the Company, and the Contributed Subsidiaries shall cooperate (and cause their Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters Relating to the Contributed Assets or the Contributed Subsidiaries, including (i) preparation and filing of Tax Returns,
(ii) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include (without limitation) each party making all information and documents in its possession relating to the Contributed Subsidiaries available to the other party. The parties shall retain all Tax Returns, schedules and work papers, and all material records and other documents Relating thereto, until one year after the expiration of the applicable statute of limitations (including, to the extent notified by any party, any extension thereof) of the Tax Period to which such Tax

Returns and other documents and information relate. Each of the parties shall also make available to the other party, as reasonably requested and available, personnel (including officers, directors, Employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings Relating to Taxes.


                                   ARTICLE IX
                                   TERMINATION



         [Intentionally Deleted]


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 NOTICES. All notices and other communications required or permitted by this Agreement shall be in writing and shall be delivered by personal delivery, by nationally recognized overnight carrier service, by facsimile, by first class mail or by certified or registered mail, return receipt requested, addressed to the party for whom it is intended at its address below, or such other address as may be designated in writing hereafter by such Person. Notices shall be deemed given one day after sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

         To G-P:                    GEORGIA-PACIFIC CORPORATION
                                    133 Peachtree Street, N.E.
                                    Atlanta, GA  30303
                                    Attn:  General Counsel
                                    Facsimile:  (404) 230-7543


         To CSK or WISCO:           CHESAPEAKE CORPORATION
                                    1021 East Cary Street
                                    Richmond, VA  23218-2350
                                    Attn:  General Counsel
                                    Facsimile:  (804) 697-1192

         To the Company:            GEORGIA-PACIFIC TISSUE, LLC
                                    55 Park Place
                                    Atlanta, GA  30303
                                    Attn:  President
                                    Facsimile:  (404) 230-1763

         With a copy to:            GEORGIA-PACIFIC CORPORATION
                                    133 Peachtree Street, N.E.
                                    Atlanta, GA  30303
                                    Attn:  General Counsel
                                    Facsimile:  (404) 230-7543

         10.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by G-P, CSK and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         10.3 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), except that (i) G-P may collaterally assign its rights and obligations under this Agreement to a lender as security for the Company Debt and (ii) following Closing, G-P and CSK may assign their rights, but not their obligations, to any Person to whom G-P or CSK may transfer their Units in the Company if permitted under the Operating Agreement.

         10.4 ENTIRE AGREEMENT. This Agreement (including the Preliminary Statements, all Schedules and Exhibits hereto and the Ancillary Agreements) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the obligations of the parties under the Confidentiality Agreement.

         10.5 FULFILLMENT OF OBLIGATIONS. Any obligation of any party to any other party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

         10.6 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than G-P, the CSK Parties, the Company or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

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

         10.7 PUBLIC DISCLOSURE. Notwithstanding anything herein to the contrary, except as may be required to comply with the requirements of any applicable Laws and the rules and regulations of any stock exchange upon which the securities of one of the parties (or its Affiliate) is listed, no press release or similar public announcement or communication shall, prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto which approval shall not be unreasonably withheld, conditioned or delayed.

         10.8 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

         10.9 SCHEDULES. The disclosure of any matter in any Disclosure Schedule shall not be deemed to constitute an admission by G-P or the CSK Parties or to otherwise imply that any such matter is material for the purposes of this Agreement.

         10.10 BULK TRANSFER LAWS. The parties acknowledge that none of them has taken, and none of them intends to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws; provided that the CSK parties on the one hand and G-P on the other shall indemnify the other party and the Company for any Losses arising from such non-compliance.

         10.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or Related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court or the state court sitting in New Castle County, Delaware (the "Chosen Court") and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.1 of this Agreement.

         10.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         10.13 HEADINGS. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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

         10.14 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         10.15 INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that in the event of breach or non-compliance with any of the provisions of this Agreement monetary damages shall not constitute a sufficient remedy. Consequently, in the event of such a breach, G-P, the Company, WISCO or CSK, as the aggrieved party shall be entitled to injunctive or other equitable relief, including specific performance, in order to enforce or prevent any violation of such provisions, in addition to any other rights or remedies to which it may be entitled at law or otherwise.


                                   ARTICLE XI
                              DEFINITIONS AND TERMS

         11.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         11.1.1 "AFFILIATES" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purpose of this definition, "control" means (i) the ownership or control of 50% or more of the equity interest in any Person, or (ii) the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

         11.1.2 "AGREEMENT" shall mean this Agreement (including the Preliminary Statements set forth above and all Schedules and Exhibits), as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         11.1.3 "ANCILLARY AGREEMENTS" shall mean the Human Resources Agreement, the Operating Agreement, the Parent Roll Supply Agreement, the Management Support Agreement, the Operational Support Agreement, the Transition Services Agreement, the G-P Guarantee and the WISCO Debt Indemnity.

         11.1.4 "APPLICABLE TAX LAW" shall mean any Law of any nation, state, region, province, locality, municipality or other jurisdiction Relating to Taxes, including regulations and other official pronouncements of any governmental entity or political subdivision of such jurisdiction charged with interpreting such Laws.

         11.1.5 "ASSUMED LIABILITIES" shall mean all debts, liabilities, commitments, or obligations whatsoever, other than Retained Liabilities, Related to either WISCO's or G-P's Business or Related to either WISCO's or G-P's Contributed Assets, whether arising before or after the Closing and whether known or unknown, fixed or contingent, including the following:

         (i) all debts, liabilities, obligations or commitments Related to or arising under the Contracts to the extent such Contracts are assigned to the Company, including the Real Estate Leases;

         (ii) all debts, liabilities, obligations or commitments Related to the Real Property;

         (iii)  the current liabilities;

         (iv) except for the Retained Environmental Liabilities, all liabilities under Environmental Laws Related to the ownership, operation or conduct of the Business or the Real Property; and

          (v) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations Related to the Business or that otherwise are Related to the Contributed Assets, at law, in equity or otherwise.

         11.1.6 "BOOKS AND RECORDS" shall mean originals or true and correct copies of all lists, files, data and databases and documents Relating to customers, suppliers and products of the Business, the Contributed Assets, or the Assumed Liabilities, all personnel records or files regarding any Employee of the WISCO Business or the G-P Business as applicable, all environmental audit reports (and similar documentation) and assessments with respect to the Business, and all general ledgers and underlying books of original entry and other financial records of the Business, except to the extent included in the Retained Assets.

         11.1.7 "BUSINESS" shall mean with respect to either G-P on the one hand, or the CSK Parties on the other hand, its Commercial Tissue Business.

         11.1.8 "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

         11.1.9 "CHOSEN COURT" shall have the meaning set forth in Section
10.11.

         11.1.10 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

         11.1.11 "CLOSING DATE" shall have the meaning set forth in Section 2.4.

         11.1.12 "CLOSING WORKING CAPITAL" shall have the meaning set forth in
Section 2.5(a).

         11.1.13 "CLOSING WORKING CAPITAL STATEMENT" shall have the meaning set forth in Section 2.5(a).

         11.1.14 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         11.1.15 "COMMERCIAL TISSUE BUSINESS" shall have the meaning set forth in the Preliminary Statements to this Agreement.

         11.1.16 "COMPANY" shall have the meaning set forth in the preamble to this Agreement.

         11.1.17 "COMPANY DEBT" shall have the meaning set forth in Section 2.8(b).

         11.1.18 "COMPUTER SYSTEM" shall mean any and all computers (including without limitation personal computers, mid-range computers and mainframes), process and distributed control systems and software applications and operating systems and any other hardware, equipment, and facilities and infrastructure systems containing an embedded computer chip.

         11.1.19 "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement between CSK and G-P dated as of November 4, 1997, as amended by letter dated June 11, 1999.

         11.1.20 "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to any Person, including any Governmental Authority, including those identified on Schedules 3.3 and 4.3.

         11.1.21 "CONTRACTS" shall mean all agreements, contracts, leases, purchase orders, trade billback, refund and other arrangements, incentive agreements, commitments, collective bargaining agreements, and licenses that are related to the G-P Business or the WISCO Business or their respective Contributed Assets or to which such Contributed Assets are subject, except to the extent included in such party's Retained Assets.

         11.1.22 "CONTRIBUTED ASSETS" shall mean all of the assets of a party which Relate to the G-P Business or the WISCO Business, whether tangible or intangible, real or personal, as they exist on the date hereof, with such changes, deletions or additions thereto as may occur from the date hereof to the Closing Date in the ordinary course of business or are otherwise permitted by this Agreement (except, in each case, for the Retained Assets), including the following:

         (i)    the Real Property;

         (ii)   the Fixtures and Equipment;

         (iii)  the current assets;

         (iv)   in the case of WISCO, the WISCO Intellectual Property;

         (v)    the Books and Records;

         (vi)   the Contracts;

         (vii) the stock or other ownership interests of the Contributed Subsidiaries;

         (viii) all Governmental Authorizations which are transferable without obtaining any Consent; and

         (ix) with respect to the WISCO Business, all computer hardware and peripherals, audio-visual equipment, RF and barcode scanning and telecommunications equipment, whether owned or leased by any of the CSK Parties, and all software (including without limitation all operating system and application software), whether owned or licensed by any of the CSK Parties.

         11.1.23 "CPA FIRM" shall have the meaning set forth in Section 2.5(b).

         11.1.24A "CSK" shall have the meaning set forth in the preamble to this Agreement.

         11.1.24B "CSK MARKS" shall mean any mark that is owned by CSK and that is described in the license agreement between CSK and WISCO that is among the Contracts assigned by WISCO to the Company at Closing pursuant to Section 2.4(a)(iv) hereof.

         11.1.24C "CSK PARTIES" or "CSK PARTY" shall mean, as the context requires, CSK, WISCO and the WISCO Contributed Subsidiaries, or as the context requires, any one of the foregoing.

         11.1.24D "CSK PLAN" shall mean those Employee Plans (including all assets and liabilities Related to such Employee Plans) pursuant to which any Employee or Retired Employee of the WISCO Business or the WISCO Contributed Subsidiaries is entitled to benefits.

         11.1.25 "DEDUCTIBLE" shall have the meaning set forth in Section
7.2(b).

         11.1.26 "DETERMINATION DATE" as used in Section 2.5(a) shall mean the Effective Time.

         11.1.27 "DISCLOSURE SCHEDULES" shall mean the Disclosure Schedules dated the date hereof delivered by G-P or the CSK Parties in connection with this Agreement.

         11.1.28 "EFFECTIVE TIME" shall have the meaning set forth in Section
2.4.

         11.1.29 "EMPLOYEE" shall mean, with respect to the G-P Business or the WISCO Business, an individual who is employed by such party, whether salaried or hourly and whether on lay-off or medical, family or other authorized leave of absence; provided that, with respect to the G-P Business, Employee shall not include any Employee located at G-P's Palatka, Florida, Crossett, Arkansas, Port Hudson, Louisiana, Plattsburgh, New York or Bellingham, Washington facilities.

         11.1.29A "EMPLOYEE PLANS" shall mean as to any party all "employee welfare benefit plans" and "employee pension benefit plans" as respectively defined in Sections 3(1) and 3(2) of ERISA, all employee benefit and pension plans, all other bonus, deferred compensation, retirement, savings, excess benefit, stock option or purchase, retention, termination, severance and incentive plans, contracts, programs, funds, arrangements, policies, or practices and all other plans, contracts, programs, funds, arrangements, policies, or practices (whether voluntary or compulsory) that provide or may provide money (other than as current salary or wages), services, property or other benefits, whether written or oral and whether funded or unfunded, including (without limitation) any that have been frozen or terminated since April 30, 1999, and any trust, escrow or similar agreement related thereto, whether written or oral and whether funded or unfunded, which are established and maintained by any of the parties hereto with respect to any of their Employees, Retired Employees, independent contractors, directors, officers, shareholders, or their dependents or which are established or maintained by any party (or any Person that together with any party is or would have been as of the date of the Agreement treated as a single employer under Section 414 of the
Code) (the "Related Persons") or with respect to which any party or any Affiliate thereof have made or are required to make payments, transfers or contributions.

         11.1.30 "ENCUMBRANCES" shall mean liens, charges, encumbrances, security interests, options or any other restrictions or third-party rights, including any required third party consents.

         11.1.31A "ENVIRONMENT" means soil, land, water and air in their natural state, including, without limitation, land surface or subsurface strata, surface water, ground water and ambient air.

         11.1.31B "ENVIRONMENTAL AUTHORITIES" means all federal, state or local governmental bodies or regulatory agencies, foreign or domestic, charged with enforcing any of the Environmental Laws.

         11.1.31C "ENVIRONMENTAL LAW" shall mean any applicable federal, state, local, common or foreign law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction Relating to (i) the protection of the Environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land), (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling,

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

protection, release, spill or discharge or disposal of Hazardous Substances, or
(iii) workplace safety or health.

         11.1.31D "ENVIRONMENTAL PERMITS" means all permits, licenses, certificates and authorizations of, and registrations with, any of the Environmental Authorities pursuant to any of the Environmental Laws, issued or granted to any of the CSK Parties or G-P, as the context requires for the purpose of conducting the WISCO Business or the G-P Business as presently conducted.

         11.1.32 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         11.1.33 "FINAL WORKING CAPITAL STATEMENT" shall have the meaning set forth in Section 2.5(b).

         11.1.34 "FINANCIAL STATEMENTS" shall mean the WISCO Financial Statements, the G-P Financial Statements or both, as the context may require, as defined in Sections 3.6 and 4.6 respectively.

         11.1.35 "FIXTURES AND EQUIPMENT" shall mean all furniture, fixtures, furnishings, machinery, vehicles, equipment (including computer hardware, computer terminals, network servers, and research and development equipment) and other tangible personal property Related to either the G-P Business or the WISCO Business.

         11.1.36 "FORMER FACILITY" shall mean a facility or property previously owned or operated by a party or its predecessors in the conduct of the G-P Business or the WISCO Business that is not located on the Real Property or the Retained Real Property.

         11.1.37 "FOX RIVER LIABILITY" shall have the meaning set forth in
Section 5.9.

         11.1.38 "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

         11.1.39A "G-P" shall have the meaning set forth in the preamble to this Agreement.

         11.1.39B "G-P APRIL FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.6(a).

         11.1.39C "G-P ASSUMED LIABILITIES" shall mean the Assumed Liabilities transferred to the Company by G-P.

         11.1.39D "G-P BUSINESS" shall mean all of the business of G-P conducted at its Gary, Indiana, Battleboro, Vermont, and LaGrange, Georgia facilities, together with certain assets and liabilities associated with its Crossett, Arkansas, and Palatka, Florida facilities, as more fully described in Schedule 2.1(c) hereof.

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

         11.1.39E "G-P CAP" shall have the meaning set forth in Section 7.2(b).

         11.1.39F "G-P CONTRIBUTED ASSETS" shall mean the Contributed Assets transferred to the Company by G-P as set forth on Schedule 2.1(c).

         11.1.39G "G-P FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.6(a).

         11.1.39H "G-P GUARANTEE" shall have the meaning set forth in Section 2.8(b).

         11.1.39I "G-P INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 7.3(a).

         11.1.39J "G-P INTELLECTUAL PROPERTY" shall mean the Intellectual Property of G-P.

         11.1.39K "G-P OWNED REAL PROPERTY" shall mean the Owned Real Property of the G-P Business.

         11.1.39L "G-P PLAN" shall mean those Employee Plans (including all assets and liabilities Related to such Employee Plans) of G-P or any Affiliate of G-P pursuant to which any Employee or Retired Employee of the G-P Business is entitled to benefits.

         11.1.39M "G-P REAL PROPERTY" shall mean the Real Property of the G-P Business.

         11.1.39N "G-P REAL PROPERTY LEASES" shall mean the leases Relating to the Leased Real Property of the G-P Business.

         11.1.39O "G-P RETAINED ASSETS" shall mean the Retained Assets of the G-P Business as described in Section 11.1.74 hereof.

         11.1.39P "G-P RETAINED LIABILITIES" shall mean the Retained Liabilities of the G-P Business.

         11.1.40 "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof.

         11.1.41 "GOVERNMENTAL AUTHORIZATIONS" shall mean all licenses, permits, franchises, certificates of occupancy, other certificates and other authorizations and approvals required to carry on a Business as currently conducted under the applicable laws, ordinances or regulations of any Governmental Authority.

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

         11.1.42 "HAZARDOUS SUBSTANCES" shall mean (i) petroleum, petroleum byproducts and any petroleum fractions; (ii) any substance or any material containing a substance, defined as hazardous or toxic or words of similar meaning or effect under the following United States federal statutes and their state counterparts, as well as such statutes' implementing regulations: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; and (iii) any other materials as to which liability or standards of conduct are imposed pursuant to any Environmental Law.

         11.1.43 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         11.1.44 "HUMAN RESOURCES AGREEMENT" shall mean an agreement to be entered into on the Closing Date by and among G-P, WISCO, CSK and the Company substantially in the form of Exhibit 11.1.44 attached hereto.

         11.1.45 "INDEMNIFICATION CLAIM NOTICE" shall have the meaning set forth in Section 7.5(a).

         11.1.46 "INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 7.5(a).

         11.1.47 "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 7.5(a).

         11.1.48 "INTELLECTUAL PROPERTY" shall mean (except to the extent included in the Retained Assets) the following intellectual property (and the rights associated therewith) Related to the G-P Business or the WISCO Business or their Contributed Assets:

         (a) trademarks, service marks, brand names, certification marks, trade dress, assumed names, Internet domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing (including any extension, modification or renewal of any such registration or application);

         (b) patents, applications for patents (including provisional, divisional, continuation, and continuation-in-part applications), and any renewals, extensions or reissues thereof, in any jurisdiction;

         (c) invention disclosures and innovations (whether or not patentable and whether or not reduced to practice);

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

         (d) non-public information, trade secrets confidential information, know how, proprietary technology and rights in any jurisdiction to limit the use or disclosure thereof by any Person;

         (e) copyrighted works and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof;

         (f) any similar intellectual property or proprietary rights; and

         (g) any claims or causes of action arising out of or Related to any infringement or misappropriation of any of the foregoing occurring before or after the Closing.

         11.1.49 "INVENTORY" shall mean all inventory held for resale in connection with the G-P Business or the WISCO Business, all raw materials, work in process, finished products, office supplies, storeroom inventory, spare parts and equipment, wrapping, supply and packaging items, of such Business.

         11.1.50 "IRS" shall mean the Internal Revenue Service.

         11.1.51 "KNOWLEDGE" or any similar phrase means the actual knowledge without investigation of those management employees of G-P, CSK and WISCO identified on Exhibit 11.1.51.

         11.1.52 "LAWS" shall mean any federal, state, foreign or local law, statute, ordinance, rule, code, regulation, order, judgment or decree of any Governmental Authority.

         11.1.53 "LEASED REAL PROPERTY" shall mean all land (including, to the extent included in any such lease, any timberlands and tree farms associated with the Contributed Assets), buildings, fixtures and other Real Property leased on the date hereof by a party or one of the Contributed Subsidiaries as lessee pursuant to the Real Estate Leases used by the G-P Business or the WISCO Business.

         11.1.54 "LOSSES" shall have the meaning set forth in Section 7.2.

         11.1.55 "MANAGEMENT SUPPORT AGREEMENT" shall mean the agreement substantially in the form set forth as Exhibit 11.1.55 attached hereto between G-P and the Company pursuant to which G-P shall supply management services to the Company.

         11.1.56 "MATERIAL ADVERSE EFFECT" shall mean any and all events, changes or effects that have occurred which have a material adverse effect upon the value of the Contributed Assets or the G-P Business or the WISCO Business, as the case may be, taken as a whole, involving an aggregate amount equal to or exceeding $350,000.

         11.1.57 "NOTICE PERIOD" shall have the meaning set forth in Section 7.5(b).

         11.1.58 "OBJECTION" shall have the meaning set forth in Section 2.5(b).

         11.1.59 "OPERATING AGREEMENT" shall mean that certain Operating Agreement among G-P, CSK and the Company to be dated as of the Closing substantially in the form of Exhibit 2.1E, that shall govern the rights and obligations of the Members of the Company.

         11.1.60 "OPERATIONAL SUPPORT AGREEMENT" shall mean the agreement substantially in the form set forth as Exhibit 11.1.60 attached hereto by and among G-P, WISCO, CSK and the Company.

         11.1.61 "OWNED REAL PROPERTY" shall mean all land and all buildings, fixtures, and other improvements owned by either the WISCO Business or the G-P Business.

         11.1.62 "PARENT ROLL SUPPLY AGREEMENT" shall mean the agreement substantially in the form of Exhibit 11.1.62 attached hereto pursuant to which G-P shall supply paper products to the Company.

         11.1.63 "PERMITTED ENCUMBRANCES" shall mean, with respect to any party's Encumbrances, (i) those expressly disclosed in the G-P or WISCO Financial Statements; (ii) liens for Taxes (which are not related to income, sales or withholding Taxes), assessments and other governmental charges not yet due and payable or due but not delinquent as of the Closing Date or being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Final Working Capital Statement; (iii) mechanic's, workmen's, repairmen's, warehousemen's, carriers, or other like liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which will not individually or in the aggregate have a Material Adverse Effect, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (iv) with respect to either the G-P Real Property or the WISCO Real Property, (A) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including any other agreements, conditions, restrictions, or other matters which would be shown by a current title report or other similar report or listing, (B) any conditions that may be shown by a current survey, title report or physical inspection, and (C) zoning, building and other similar restrictions; and (v) Encumbrances not described in the foregoing clauses (i) through (iv) and which, individually or in the aggregate, would not have a Material Adverse Effect (all items included in the foregoing clauses (i) through (v), including any matter set forth in Schedules 3.16(b) or 4.16(b), are referred to collectively herein as the "Permitted Encumbrances").

         11.1.64 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

         11.1.65 "POST-CLOSING PERIOD" shall mean, with respect to any Contributed Subsidiary, any Tax Period commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

         11.1.66 "PRE-CLOSING PERIOD" shall-mean, with respect to any Contributed Subsidiary, any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

         11.1.67 "PROCEEDING" shall have the meaning set forth in Section
7.5(a).

         11.1.68 "PROJECT PLAN" shall mean a plan to remediate and/or replace Computer Systems that are not Year 2000 Ready.

         11.1.69 "REAL ESTATE LEASES" shall mean those agreements pursuant to which a party or one or more of its Contributed Subsidiaries leases, subleases, licenses, or otherwise uses or licenses, Real Property, including land (and everything growing upon the land, to the extent included in such Real Estate Lease), buildings, structures and improvements thereon or appurtenances thereto, which are identified on Schedules 3.15 and 4.15.

         11.1.70 "REAL PROPERTY" shall mean the Owned Real Property and the Leased Real Property.

         11.1.71 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-1, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the Securities and Exchange Commission by the Company under the Securities Act with respect to the Company Debt.

         11.1.72 "RELATED TO" OR "RELATING TO" shall mean primarily related to, or used primarily in connection with.

         11.1.73 "REQUIRED CONSENT" shall mean any Consents specifically identified on Schedule 3.3 or Schedule 4.3 as a "Required Consent" and each other material Consent, which may be a Consent listed on Schedule 3.3 or
Schedule 4.3.

         11.1.74 "RETAINED ASSETS" shall mean

         (i) the assets (including Real Property, tangible personal property, accounts receivable, intellectual property and contracts) Related to all businesses conducted by CSK or G-P and any of their respective Affiliates other than the Commercial Tissue Business, provided, however, with respect to G-P, all tangible assets located at G-P's Palatka, Florida, Crossett, Arkansas, Port Hudson, Louisiana, Plattsburgh, New York, Bellingham, Washington and Atlanta, Georgia facilities and any tangible asset used in part in the consumer tissue business at G-P's offices located in Atlanta, Georgia shall constitute G-P Retained Assets, except for the assets specifically listed on Schedule 2.1(c) consisting of dedicated commercial tissue converting lines which shall be included in the G-P Contributed Assets, and all G-P Intellectual Property;

         (ii) the stock or other ownership interests of all Subsidiaries of either G-P or CSK other than the Contributed Subsidiaries;

         (iii) all cash and cash accounts, disbursement accounts, outstanding checks and disbursements, investment securities and other short-term and medium-term investments and non-trade accounts receivable from either G-P or CSK or their respective Affiliates and owing to the G-P Business or WISCO Business, respectively;

         (iv) all deferred Tax assets of G-P or CSK;

         (v) all prepaid Taxes to the extent such prepaid Taxes are not reflected on the Final Working Capital Statement;

         (vi) all refunds of Taxes to the extent such Taxes are not reflected on the Final Working Capital Statement;

         (vii) all Tax Returns and related work papers of G-P, CSK or their respective Affiliates;

         (viii) all Books and Records which G-P or the CSK Parties are required by law to retain, provided that G-P, CSK or WISCO shall provide the Company with complete copies of such Books and Records;

         (ix) all G-P Plans, all CSK Plans, and all assets of such Plans except as contemplated by the Human Resources Agreement;

         (x) all Governmental Authorizations to the extent not transferable without obtaining a Consent;

         (xi) the CSK Marks subject to the license assigned pursuant hereto;

         (xii) the Retained Real Property and any financial instruments Related to the Retained Real Property;

         (xiii) all of G-P's or CSK's insurance policies, subject to the rights of WISCO or any Contributed Subsidiary under such insurance policies of CSK and the rights of the Company if any under such policies;

         (xiv) all contracts between either G-P or CSK and their respective Subsidiaries other than the Contributed Subsidiaries, including Georgia-Pacific S.A.; and

         (xv) those assets of the CSK Parties specifically identified on
Schedule 2.3.

         11.1.75 "RETAINED ENVIRONMENTAL LIABILITIES" has the meaning set forth in the definition of "Retained Liabilities."

         11.1.76 "RETAINED LIABILITIES" shall mean all of the following debts, liabilities, commitments or obligations, whether arising before or after the Closing and whether known or unknown, fixed or contingent:

         (i) all liabilities Related to the Retained Assets;

         (ii) all (A) liabilities under Environmental Laws with respect to any Former Facility, (B) liabilities in connection with the Retained Real Property and (C) with respect to WISCO and CSK, the Fox River Liability (collectively, the "Retained Environmental Liabilities");

         (iii) all liabilities which are retained by G-P or WISCO or CSK under the Ancillary Agreements;

         (iv) all liabilities under the G-P or CSK Plans, except to the extent such liabilities are specifically assumed by the Company or G-P pursuant to the Human Resources Agreement;

         (v) all liabilities for Taxes imposed with respect to the taxable periods, or portions thereof, ending on or before the Closing Date except to the extent that any such Taxes are reflected on the Final Working Capital Statement;

         (vi) all liabilities for non-trade accounts payable to CSK or G-P or their respective Affiliates which arise prior to the Closing Date;

         (vii) all liabilities for indebtedness for borrowed money and any other obligation which are fixed as to amount and certainty as of the Closing or which are secured by a lien that is not a Permitted Encumbrance on any of the Contributed Assets, but not including liabilities under Contracts included in the Contributed Assets and Assumed Liabilities;

         (viii) all severance, termination, change of control and similar agreements, payments, debts, obligations or liabilities with respect to any director, officer, employee or consultant of G-P, the CSK Parties or any of their Subsidiaries which exist as of or prior to the Closing (after taking into account the transactions contemplated by this Agreement), other than (i) obligations under any collective bargaining agreement, and (ii) obligations under any severance employment, consulting, or other agreement entered into or assumed by the Company;

         (ix) all liabilities and obligations with respect to G-P's interest in Georgia-Pacific S.A., including all contractual obligations;

         (x) all liabilities and obligations that any party hereto agrees to retain in any Ancillary Agreement;

         (xi) all other liabilities and obligations for which CSK, WISCO or G-P has expressly assumed responsibility pursuant to this Agreement or the Ancillary Agreements;

         (xii) all debts, liabilities or obligations whatsoever, that do not Relate to the G-P Business or the WISCO Business or that do not otherwise Relate to the Contributed Assets; and

         (xiii) all liabilities and obligations of the WISCO Business described on Schedule 2.3.

         11.1.77 "RETAINED REAL PROPERTY" shall mean the Real Property retained by WISCO or G-P.

         11.1.78 "RETIRED EMPLOYEE" means as to any party, former Employees who retain rights under any of such party's Employee Plans.

         11.1.79 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         11.1.80 "STRADDLE PERIOD" shall mean, with respect to any Contributed Subsidiary, any Tax Period that begins before and ends after the Closing Date.

         11.1.81 "SPECIAL DISTRIBUTION" shall have the meaning set forth in
Section 2.8(b).

         11.1.82 "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person, either directly or through or together with any other Subsidiary of such Person, owns any equity interests.

         11.1.83 "SURVIVAL PERIOD" shall have the meaning set forth in Section 7.1.

         11.1.84 "TARGET WORKING CAPITAL" shall have the meaning set forth in
Section 2.5(e).

         11.1.85 "TAX" or "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         11.1.86 "TAX AUTHORITY" shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the administration or collection of such Taxes for such entity or subdivision.

         11.1.87 "TAX BENEFIT" shall mean the amount by which a Person's Tax liability is actually reduced (including any related interest actually received from a Tax Authority in connection therewith).

         11.1.88 "TAX PERIOD" shall mean, with respect to any Tax, the period for which the Tax is reported as provided under Applicable Tax Laws.

         11.1.89 "TAX RETURN" shall mean, with respect to any Tax, any information return with respect to such Tax, any report, statement, declaration or document required to be filed under the Applicable Tax Law in respect of such Tax, any claim for refund of Taxes paid, and any amendment or supplement to any of the foregoing.

         11.1.90 "TRANSFER COSTS" shall have the meaning set forth in Section
2.6.

         11.1.91 "TRANSITION SERVICES AGREEMENT" shall mean the agreement substantially in the form of Exhibit 11.1.91 attached hereto to be entered into at the Closing among the Company, CSK and WISCO under which CSK and its Affiliates will provide transition services requested by the Company in order to allow it to operate the WISCO Business after the Closing in a manner consistent with past practices.

         11.1.92 "WARN" shall have the meaning set forth in Section 3.13(e).

         11.1.93 "WARN OBLIGATIONS" shall have the meaning set forth in Section 3.13(e).

         11.1.94A "WISCO" shall have the meaning set forth in the preamble to this Agreement.

         11.1.94B "WISCO APRIL FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.6(a).

         11.1.94C "WISCO ASSUMED LIABILITIES" shall mean all Assumed Liabilities transferred to the Company by WISCO.

         11.1.94D "WISCO BUSINESS" shall have the meaning set forth in the Preliminary Statements to this Agreement.

         11.1.94E "WISCO CAP" shall have the meaning set forth in Section
7.3(b).

         11.1.94F "WISCO CONTRIBUTED ASSETS" shall mean all assets used directly and predominantly in the Commercial Tissue Business conducted by CSK whether directly or through WISCO or its Contributed Subsidiaries.

         11.1.94G "WISCO CONTRIBUTED SUBSIDIARIES" shall mean the Contributed Subsidiaries of WISCO as set forth on Schedule 3.16(c).

         11.1.94H "WISCO DEBT INDEMNITY" shall have the meaning set forth in
Section 2.8(b).

         11.1.94I "WISCO FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.6(a).

         11.1.94J "WISCO INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.2(a).

         11.1.94K "WISCO INTELLECTUAL PROPERTY" shall mean the Intellectual Property of WISCO (and CSK to the extent utilized in the WISCO Business) and includes, without limitation, the WISCO Marks.

         11.1.94L "WISCO LEASED REAL PROPERTY" shall mean the Leased Real Property of WISCO.

         11.1.94M "WISCO MARKS" shall mean any mark currently owned by the WISCO Business and any mark owned by the CSK Parties that include the words, phrases and names "Wisconsin Tissue Mills", "Wisconsin Tissue" or "WISCO", or any variation thereof, and any trademark, service mark, trade dress, symbol or logo using such words, phrases or names and any variation thereof.

         11.1.94N "WISCO OWNED REAL PROPERTY" shall mean the Owned Real Property Related to the WISCO Business.

         11.1.94O "WISCO REAL PROPERTY" shall mean the Real Property used in connection with the WISCO Business.

         11.1.94P "WISCO REQUIRED CONSENT" shall mean the Required Consents pursuant to the WISCO Business and set forth on Schedule 3.3.

         11.1.94Q "WISCO RETAINED ASSETS" shall mean the Retained Assets of the WISCO Business as described in Section 11.1.74 hereof.

         11.1.94R "WISCO RETAINED LIABILITIES" shall mean the Retained Liabilities of the WISCO Business.

         11.1.95 "WMEX" shall mean Wisconsin Tissue de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico and a wholly owned subsidiary of WISCO.

         11.1.96 "WORKING CAPITAL" shall mean the excess of current assets over current liabilities at the Determination Date on a consolidated basis as determined in accordance with Section 2.5.

         11.1.97 "YEAR 2000 READY" shall mean that the Computer System when used in accordance with its associated documentation, will not be materially adversely affected by date data but instead will process such date data accurately with the implementation of a tested procedure, or is not Year 2000 compliant but will not cause any such processing problem. Year 2000 Ready also means that the applicable Computer System when used in accordance with its associated documentation will accurately process date data such that, no value for a date prior to year 2028 will cause any interruption in processing; date-based functionality operates consistently for dates prior to, during and after Year 2000 (through year 2027); in all interfaces and data storage, the century or any other date is specified either explicitly or by algorithms or inferencing rules; and leap years will be accurately recognized and processed. If implemented properly, the Project Plan should be successful in making all material Computer Systems Year 2000 Ready, except to the extent that a Computer System interfaces or exchanges data with other software, firmware, hardware or other similar or related items of automated, computerized or software systems that are not Year 2000 compliant.

         11.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement, and unless otherwise indicated shall have such meanings throughout this Agreement.

         11.3 OTHER DEFINITIONAL PROVISIONS.

         (a) The words "whereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "including" means "including without limitation."

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) The terms "dollars" and "$" shall mean United States dollars.

         IN WITNESS WHEREOF, the parties have executed this Joint Venture Agreement as of the date first written above.

                                        WISCONSIN TISSUE MILLS INC.


                                        By:      /s/William T. Tolley
                                        Name:    William T. Tolley
                                        Title:   Vice President


                                        GEORGIA-PACIFIC CORPORATION


                                        By:      /s/Michael C. Burandt
                                        Name:    Michael C. Burandt
                                        Title:   Senior Vice President -
                                                 Packaged Products


                                        CHESAPEAKE CORPORATION


                                        By:      /s/William T. Tolley

                                        Name:    William T. Tolley
                                        Title:   Senior Vice President - Finance
                                                 and Chief Financial Officer


                                        GEORGIA-PACIFIC TISSUE, LLC


                                        By:      /s/Michael C. Burandt
                                        Name:    Michael C. Burandt
                                        Title:   Manager

                                 EXHIBIT 3.6(b)

  -- The "Unaudited Balance Sheet" should be defined to include the following line items, with specific representations for each line item:
          -- Receivables (Represents amounts due from sales to outside customers; determined in accordance with GAAP; stated at estimated net realizable value with adequate reserves for customer deductions, cash rebates, and uncollectible accounts).
          -- Inventories (Represents raw materials, operating supplies and packaging materials, storeroom parts and supplies, work in process, and finished goods held for resale; determined in accordance with GAAP stated at cost without LIFO reserves, and with adequate reserves for obsolescence).
          -- Prepaid Expenses and Other Current Assets (all known prepaid expenses, deferred expenses and other current assets; expected to be amortized or settled within one year; excluding income taxes and debt.
          -- Current Assets (Represents the sum total of Receivables plus Inventories plus Prepaid Expenses and Other Current Assets as defined above).
          -- Property, Plant and Equipment (Represents land, buildings, machinery and equipment, and construction in progress; owned or leased under capital leases; stated at cost less accumulated depreciation in accordance with GAAP).
          -- Other Noncurrent Assets (Represents all known other noncurrent assets; excluding any noncurrent assets related to income taxes and debt).
          -- Total Assets (Represents the sum total of Current Assets plus Property, Plant and Equipment plus Other Noncurrent Assets as defined above).
          -- Accounts Payable (Represents all known amounts payable to vendors; payable within one year; incurred in the normal conduct of business).
          -- Accrued Expenses and Other Current Liabilities (Represents all known other accrued expenses, deferred revenues and current liabilities; expected to be amortized or settled within one year; incurred in the normal conduct of business; including adequate provision for the current portion of any loss contingencies required to be accrued in accordance with SFAS No. 5; excluding any liabilities related to income taxes and debt).
          -- Current Liabilities (Represents the sum total of Accounts Payable plus Accrued Expenses and Other Current Liabilities as defined above).
          -- Long-term Liabilities (Represents all known long-term liabilities; incurred in the normal conduct of business; including adequate provision for the non-current portion of any loss contingencies required to be accrued in accordance with SFAS No. 5; excluding any liabilities related to income taxes and debt).
          -- Total Liabilities (Represents the sum total of Current Liabilities plus Long-term Liabilities as defined above).
          -- Equity (Represents Total Assets minus Total Liabilities as defined above).
          -- Total Liabilities and Equity (Represents the sum total of Total Liabilities plus Equity as defined above).

          -- Working Capital (Represents Current Assets minus Current Liabilities as defined above).

  -- : The "Unaudited Statement of Income" should be defined to include the following income statement line items, with specific representations for each line item:
          -- Net Sales (Represents net revenues from sales to outside customers; determined in accordance with GAAP; excluding sales to Affiliates).
          -- Cost of Sales (Represents all known costs for procuring, manufacturing and handling products sold to outside customers; excluding depreciation and amortization expenses;
          -- Selling, General and Administrative Expenses (Represents all known selling, general and administrative expenses for the period; excluding depreciation and amortization expenses);
          -- Other Income (Represents all known other income for the period).
          -- Other Expense (Represents all known other expenses for the period; excluding depreciation and amortization expenses; excluding interest expense; and excluding income taxes).
          -- Earnings Before Interest, Income Taxes, Depreciation and Amortization (Represents Net Sales minus Cost of Sales minus Selling, General and Administrative Expenses plus Other Income minus Other Expense as defined above).
          -- Depreciation and Amortization Expenses (Represents all known depreciation and amortization expenses for the period, including the depreciation expense component of tissue parent roll manufacturing costs).
          -- Earnings Before Interest and Income Taxes (Represents Earnings Before Interest, Income Taxes, Depreciation and Amortization minus Depreciation and Amortization Expenses as defined above).

  -- The "Unaudited Statement of Cash Flows" should be defined to include the following cash flow statement line items:
          --      Earnings Before Interest and Income Taxes (As defined above).
          --      Depreciation and Amortization Expenses (As defined above).
          --      Earnings Before Interest, Income Taxes, Depreciation and
                  Amortization (As defined above).
          --      Income Tax Expense (Represents the provision for income taxes, based on the estimated effective tax rate for the period).
          --      Change in Working Capital (Represents Working Capital as of
                  the beginning of the period minus Working Capital as of the end of the period).
          --      Cash Provided by Operations (Represents Earnings Before
                  Interest, Income Taxes, Depreciation and Amortization minus
                  Income Tax Expense)
          --      Capital Expenditures (Represents all known capitalizable
                  expenditures for property, plant and equipment in the period).
          --      Other Investing Activities (Represents other cash provided or used in the period, not reflected elsewhere in the Statement of Free Cash Flows; excluding cash provided by or used for financing activities).

          -- Free Cash Flow (Cash Provided by Operations minus Capital Expenditures minus Other Investing Activities as defined above).

                             SCHEDULES AND EXHIBITS


SCHEDULES
---------

  Schedule 2.1(c)            G-P Contributed Assets
  Schedule 2.3               WISCO Retained Assets and Retained Liabilities
  Schedule 3.1               CSK Parties Qualifications
  Schedule 3.3               WISCO Consent and Approvals
  Schedule 3.6(a)            Financial Statements
  Schedule 3.6(c)            Changes in Accounting Methods
  Schedule 3.7               Litigation and Claims
  Schedule 3.8               Taxes
  Schedule 3.9(a)            Employees
  Schedule 3.9(b)            Employee Plans
  Schedule 3.9(d)            Changes to Plans
  Schedule 3.9(f)            Funding of Plans
  Schedule 3.9(g)            Claims Regarding Plans
  Schedule 3.9(h)            Multi-Employer Plans
  Schedule 3.9(i)            Plan Documents
  Schedule 3.10              Compliance with Laws
  Schedule 3.11(a)           Environmental Permits
  Schedule 3.11(b)           Environmental Matters
  Schedule 3.12              Intellectual Property
  Schedule 3.12(e)           Year 2000
  Schedule 3.13              Labor Matters
  Schedule 3.14              Material Contracts
  Schedule 3.15              WISCO Real Estate Leases
  Schedule 3.16(a)           Exceptions to Entire Business
  Schedule 3.16(b)           Encumbrances
  Schedule 3.16(c)           Contributed Subsidiaries
  Schedule 3.16(d)           Condition of Assets
  Schedule 3.18              Insurance
  Schedule 3.20              Material Adverse Change
  Schedule 4.1               G-P Qualifications
  Schedule 4.3               G-P Consent and Approvals
  Schedule 4.6(a)            Financial Statements
  Schedule 4.7               Litigation and Claims
  Schedule 4.8               Taxes
  Schedule 4.9(a)            Employees
  Schedule 4.9(b)            Employee Plans
  Schedule 4.9(d)            Changes to Plans
  Schedule 4.9(f)            Funding of Plans
  Schedule 4.9(g)            Claims Regarding Plans
  Schedule 4.9(h)            Multi-Employer Plans

  Schedule 4.9(i)            Plan Documents
  Schedule 4.10              Compliance with Laws
  Schedule 4.11(a)           Environmental Permits
  Schedule 4.11(b)           Environmental Matters
  Schedule 4.12              Intellectual Property
  Schedule 4.12(e)           Year 2000
  Schedule 4.13              Labor Matters
  Schedule 4.14              Material Contracts
  Schedule 4.15              G-P Real Estate Leases
  Schedule 4.16(a)           Exceptions to Entire Business
  Schedule 4.16(b)           Encumbrances
  Schedule 4.16(c)           Condition of Assets
  Schedule 4.18              Insurance
  Schedule 4.20              Material Adverse Changes
  Schedule 5.4(a)            G-P Intellectual Property

EXHIBITS
--------

  Exhibit  1.1A             Certificate of Formation
  Exhibit  2.1E             Form of Operating Agreement
  Exhibit  2.4A(vii)        Opinion of Hunton & Williams
  Exhibit  2.4B(vii)        Opinion of General Counsel of G-P
  Exhibit  2.8A             Company Debt Commitment Letter and Promissory Note
  Exhibit  2.8B             G-P Guarantee
  Exhibit  2.8C             WISCO Debt Indemnity
  Exhibit  3.6(b)           Financial Statement Line Items
  Exhibit  11.1.44          Form of Human Resources Agreement
  Exhibit  11.1.51          Individuals with Knowledge
  Exhibit  11.1.55          Form of Management Support Agreement
  Exhibit  11.1.60          Form of Operational Support Agreement
  Exhibit  11.1.62          Form of Parent Roll Supply Agreement
  Exhibit  11.1.91          Form of Transition Services Agreement